UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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AMERICAN DG ENERGY INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMERICAN DG ENERGY INC.
45 First Avenue
Waltham, Massachusetts 02451

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 11, 2014

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 11, 2014
The Proxy Statement and 2013 Annual Report are available at www.americandg.com

To the Stockholders of American DG Energy Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American DG Energy Inc., a Delaware corporation or the Company, we, our or us, will be held at the Company’s corporate headquarters at 45 First Avenue, Waltham, Massachusetts 02451, on Wednesday, June 11, 2014 at 1:00 p.m. local time for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect seven (7) directors of the Company to serve a term of one (1) year or until their successors are duly elected and qualified;

2.
To ratify the selection by the Audit Committee of our Board of Directors, or the Board, of the firm of McGladrey LLP, or McGladrey, as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To approve the amendment to the Company's 2005 Option Plan;

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements of the Annual Meeting.

Only stockholders of record at the close of business on April 14, 2014 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, or at the office of the secretary of the Company, 45 First Avenue, Waltham, Massachusetts 02451, for a period of ten (10) days prior to the Annual Meeting.

The Proxy Statement and form of proxy, together with a copy of the Company's annual report for the fiscal year ended December 31, 2013, containing consolidated financial statements, is being sent to stockholders on April 30, 2014. Your attention is directed to the accompanying Proxy Statement for the text of the matters to be proposed at the Annual Meeting and further information regarding each proposal to be made.

Whether or not you intend to attend the meeting in person, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our tabulation agent in the enclosed, self-addressed envelope, which requires no postage if mailed in the United States. Directions to the Annual Meeting are available by calling Investor Relations at (781) 522-6000.

By Order of the Board,

John N. Hatsopoulos
Chief Executive Officer

Waltham, Massachusetts
April 30, 2014

AMERICAN DG ENERGY INC.
45 First Avenue
Waltham, Massachusetts 02451

PROXY STATEMENT FOR THE
2014 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:    Who is soliciting my proxy?

A:    The Board.

Q:    Where and when is the Annual Meeting?

A:	The Annual Meeting will be held at our corporate offices located at 45 First Avenue, Waltham, Massachusetts, 02451, on June 11, 2014 at 1:00 p.m. local time.

Q:    Who can vote at the Annual Meeting?

A:
All stockholders of record at the close of business on April 14, 2014, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting. If on that date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. If on that date, your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent. As of the close of business on the record date, 49,817,920 shares of our common stock were outstanding.

Q:    What constitutes a quorum for the meeting?

A:
A quorum is required for stockholders to conduct business at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. On the record date, April 14, 2014, there were 49,817,920 shares of our common stock outstanding. Shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer's shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately.

Q:    What am I voting on?

A:    You are voting on the following proposals:

1.	To elect seven (7) directors of the Company to serve a term of one (1) year or until their successors are duly elected and qualified;

2.	To ratify the selection by the Audit Committee of our Board of the firm of McGladrey, as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

3.	To approve an amendment to the Company’s option plan to increase the number of shares authorized to be issued thereunder from 5,000,000 to 8,000,000.

Q:    How many votes do I have and how are votes counted?

A:
Each share of our common stock is entitled to one vote on matters brought before the Annual Meeting. The shares represented by the proxy will be voted at the Annual Meeting by the proxy holder as specified by the person solicited.

Q:    My shares are held in the “street name.” Will my broker vote my shares?

A:
If you hold your shares in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions on such a matter, your shares may not be voted. Shares of common stock represented by “broker non-votes” will, however, be counted in determining whether there is a quorum.

Q:    Will abstentions and broker non-votes affect the voting results?

A:
Abstentions will be counted by the election inspector towards determining whether a quorum is present. With respect to Proposal 2, and Proposal 3, which require approval of a majority of shares entitled to vote and represented in person or by proxy, abstentions will have the same effect as voting against the proposal. With respect to Proposal 1, for which each nominee must receive a plurality of shares entitled to vote and represented in person or by proxy, abstentions will have no legal effect on the outcome of the vote. Broker non-votes are proxies received from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Brokers only possess discretionary power over matters that are considered routine. In contrast, brokers do not have discretionary authority to vote shares held in “street name” on non-routine matters without your instructions. Broker non-votes will be counted by the election inspector towards determining whether a quorum is present. Broker non-votes will not be counted as present and entitled to vote on a particular proposal and therefore will have no effect on the outcome of the vote on any proposal. Stockholders are advised to forward their voting instructions promptly so as to afford brokers sufficient time to process such instructions.

Q:    How does the Board recommend that I vote on the proposals?

A:
The Board recommends that you vote “FOR ALL NOMINEES” on Proposal 1, to elect seven (7) directors of the Company to serve a term of one (1) year or until their successors are duly elected and qualified; "FOR" on Proposal 2, to ratify the selection by the Audit Committee of our Board of the firm of McGladrey as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and "FOR" on Proposal 3, to approve the amendment to the Company's 2005 Stock Option Plan.

Q:    What should I do now?

A:
Carefully read this document and indicate on the proxy card how you want to vote. Sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should indicate your vote now even if you expect to attend the Annual Meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy, right up to the day of the Annual Meeting and will ensure that your shares are voted if you later find you cannot attend the Annual Meeting.

Q:    Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You can change your vote in one of three ways, at any time before your proxy is voted at the Annual Meeting, by (a) revoking your proxy by written notice to our Corporate Secretary stating that you would like to revoke your proxy, (b) completing and submitting a new proxy card bearing a later date, or (c) attending the Annual Meeting and voting in person.

Q:	Who will bear the cost of this solicitation?

A:
The Company will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but our regular employees may, without additional compensation, solicit proxies personally by telephone, e-mail or fax.

Q:	Whom should I contact with questions?

A:
If you have any questions or if you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact the Investor Relations Department at American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451, telephone number (781) 522-6000.

GENERAL INFORMATION ABOUT THE MEETING

The close of business on April 14, 2014 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company's outstanding voting securities consisted of 49,817,920 shares of common stock.

Holders of a majority of the Company's outstanding securities entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person or by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares that are voted “FOR,” “AGAINST,” “WITHHOLD AUTHORITY” or “ABSTAIN” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker “non-votes” (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will also be counted as present for purposes of determining the presence of a quorum.

Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a vote against such proposals. Because directors are elected by a plurality of the votes of the shares represented at the Annual Meeting, abstentions will have no effect on the outcome of the election of directors. Although broker non-votes will be counted for the purpose of determining the presence of a quorum, broker non-votes will not be counted for the purpose of determining the number of shares voted on the proposals submitted to stockholders. Accordingly, broker non-votes will have no effect on the outcome of a vote on any of the proposals.

Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Board. You are urged to give instructions as to how to vote your shares. All properly executed proxies delivered pursuant to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the directions given.

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the persons designated in the enclosed proxy, or the Proxy Agents, will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

You may revoke your proxy at any time prior to its use by (a) delivering a written notice of revocation to the Corporate Secretary of the Company, (b) filing a duly executed proxy bearing a later date with the Company or (c) attending the Annual Meeting and voting in person.

Representatives of McGladrey were not present at the Company's 2013 Annual Meeting and we do not expect them to be present at the Company’s Annual Meeting in 2014.

The costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the proxy will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's voting securities. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile. Except as described above, the Company does not intend to solicit proxies other than by mail.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Subject to the rights of holders of any series of preferred stock to elect directors, the number of directors of the Company is established by the Board. The exact number of directors is currently set at seven (7) by resolution of the Board. The directors are elected to serve for one (1) year terms, with the term of directors expiring each year at the Annual Meeting; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

At the 2014 Annual Meeting, seven (7) individuals will be elected as directors, each to serve for a one (1) year term or until his successor is duly elected and qualified. The Board has nominated Charles T. Maxwell, John N. Hatsopoulos, Francis A. Mlynarczyk, Jr., Deanna M. Petersen, Christine M. Klaskin, John Rowe, and Joan Giacinti for election as directors at the Annual Meeting.

The Board knows of no reason why the nominees would be unable or unwilling to serve, but any such nominee should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board may recommend in the place of such nominee.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” approval of the nominees for election as members of the Board.

Voting Information

Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees proposed by the Board. A stockholder submitting a proxy may vote for the nominees for election to the Board or may withhold his or her vote from such nominees. Each stockholder will be entitled to one (1) vote for each share of common stock held by the stockholder on the record date. Directors are elected by a plurality of votes, and, therefore, if a quorum is present and voting, the five nominees receiving the highest number of affirmative votes will be elected to the Board. Abstentions and broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares “FOR” the nominees unless instructions to the contrary are indicated in the enclosed proxy.

Each nominee has agreed to serve the Company as a director if elected. However, should a nominee become unwilling or unable to serve if elected, the Proxy Agents will exercise their voting power in favor of such other person as the Board may recommend. The Company's Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors.

The following table sets forth the Directors of the Company who are also nominees for Director.

Name	Age	Director Since	Term Expires	Position(s)

Charles T. Maxwell	82	2001	2014	Chairman of the Board
John N. Hatsopoulos	80	2001	2014	Chief Executive Officer and Director
Francis A. Mlynarczyk, Jr.	71	2010	2014	Director
Deanna M. Petersen	52	2010	2014	Director
Christine M. Klaskin	48	2012	2014	Director
John Rowe	68	2013	2014	Director
Joan Giacinti	56	2013	2014	Director

Nominees and Incumbent Directors

Set forth below are the names of the persons nominated as directors and incumbent directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they currently hold directorships or have held directorships during the past five years. We have also presented information below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director.

Nominees for Director

Charles T. Maxwell, age 82, has been our Chairman of the Board since April 2, 2012, and he has been a member of our Board since 2001. He is a widely recognized expert in the energy sector, with over 40 years of experience with a major oil company and two investment firms. He was Senior Energy Analyst with Weeden & Co. of Greenwich, Connecticut, where he advised financial institutions until December 31, 2012. Since the early 1980’s, he has been an active member of an Oxford-based organization comprised of present or past OPEC-country oil ministers and other oil industry executives from 30 countries who meet twice annually to analyze trends in global energy markets. He is a former member of the board of directors of Chesapeake Energy Corp. (NYSE: CHK) and a current member of the board of directors of Tecogen Inc., or Tecogen an affiliate of the Company. Mr. Maxwell graduated cum laude in political science from Princeton University as a Jadwin Scholar and holds a B.A. from Oxford University as a Marshall Scholar in Middle East languages and history.

The Board has determined that Mr. Maxwell’s prior experience in the energy sector and his extensive experience as a director of public companies qualifies him to be a member of the Board in light of the Company’s business and structure.

John N. Hatsopoulos, age 80, has been the Chief Executive Officer of the Company since the organization of the Company in July 2001 and a member of our Board since July 2001. Since 2010 he has been the Chairman of the Board of EuroSite Power Inc., or EuroSite Power, a subsidiary of the Company and since 2000 he has been the Chief Executive Officer and a director of Tecogen, an affiliate of the Company, which is a manufacturer of natural gas, engine-driven commercial and industrial cooling and cogeneration systems. Mr. Hatsopoulos is a co-founder of Thermo Electron Corporation, which is now Thermo Fisher Scientific (NYSE: TMO), and the retired President and Vice Chairman of the board of directors of that company. He is a member of the Board of Directors of Ilios Inc. or Ilios, GlenRose Instruments Inc., or GlenRose Instruments, American CareSource Holdings, Inc. (NASDAQ: ANCI), and a former member of the Board of Directors of Agenus Inc. (NASDAQ: AGEN), TEI Biosciences Inc., and a former Member of the Corporation of Northeastern University. The Company, Tecogen, Ilios, and GlenRose Instruments, are affiliated companies by virtue of common ownership. Mr. Hatsopoulos graduated from Athens College in Greece, and holds a bachelor’s degree in history and mathematics from Northeastern University as well as honorary doctorates in business administration from Boston College and Northeastern University.

The Board has determined that Mr. Hatsopoulos’ prior experience as co-founder, president and CFO of Thermo Electron Corporation, where he demonstrated leadership capability and garnered extensive expertise involving complex financial matters, and his extensive knowledge of complex financial and operational issues qualify him to be a member of the Board in light of the Company’s business and structure.

Francis A. Mlynarczyk, Jr., age 71, has been a member of our Board since 2010. He is a founding member and chief executive officer of Scarsdale Equities LLC, a New York City based FINRA member firm that began operating in 2005. From 1993 to 2005 he was chief operating officer of Brimberg & Co., L.P., a registered broker/dealer. He began his career in the investment management group of Citibank, N.A. in 1969. Mr. Mlynarczyk received a Ph.D. in financial accounting and control in 1969, a M.S. in industrial administration in 1965, and a B.S. in aeronautical and engineering sciences in 1964, all from Purdue University. He is a member of the New York Society of Security Analysts, and the CFA Institute.

The Board has determined that Mr. Mlynarczyk’s prior experience in senior operating positions at various companies, where he demonstrated leadership capability and garnered extensive expertise involving complex financial matters, qualify him to be a member of the Board in light of the Company’s business and structure.

Deanna M. Petersen, age 52, has been a member of our Board since 2010. She is Vice President of Business Development for Shire Human Genetic Therapies (NASDAQ: SHPGY), since 2009, where she initiates and manages partnering, licensing and merger and acquisition activities worldwide. From 2002 to 2009, Ms. Petersen was Vice President of Business Development for Agenus Inc. (NASDAQ: AGEN) and from 1998 to 2002, she was Vice President and Executive Director of Business Development at Coley Pharmaceutical Group, Inc. Ms. Petersen is on the Board of Directors for the Massachusetts Biotechnology Association and was previously the Treasurer on the Board of Directors for the Healthcare Businesswomen’s

Association, Boston Chapter. Ms. Petersen holds a Bachelor of Science in Biology from Iowa State University and a Master of Business Administration from the University of Iowa.

The Board has determined that Ms. Petersen’s prior experience in senior operating positions at various companies, where she demonstrated leadership capability and garnered extensive expertise involving complex financial matters, qualify her to be a member of the Board in light of the Company’s business and structure.

Christine M. Klaskin, age 48, has been a member of our Board since 2012. She is the Vice President of Finance, of Agenus Inc. (NASDAQ: AGEN), a biotechnology company developing and commercializing technologies to treat cancers and infectious diseases, since 2006. Ms. Klaskin joined Agenus Inc. in 1996 and served in various finance positions. From 1987 to 1996, she was with Arthur Andersen LLP, most recently as an audit manager. Ms. Klaskin received a Bachelor of Accountancy from the George Washington University.

The Board has determined that Ms. Klaskin’s prior experience in senior operating positions at various companies, where she demonstrated leadership capability and garnered extensive expertise involving complex financial matters, qualify her to be a member of the Board in light of the Company’s business and structure.

John Rowe, age 68, has been a member of our board since 2013. He is Chairman Emeritus of Exelon Corporation, a utility holding company which he has led since its formation in 2000. Mr. Rowe retired as Chief Executive Officer of Exelon in March 2012. Exelon Corporation is the nation's leading competitive energy provider, with approximately $23.5 billion in annual revenues. Previous roles include chief executive officer positions at New England Electric Systems and Central Maine Power Company. Mr. Rowe served as general counsel of Consolidated Railroad and was a partner in the law firm of Isham, Lincoln and Beale.

The Board has determined that Mr. Rowe's prior experience as chief executive officer at various energy companies, where he demonstrated extensive knowledge of the energy industry, qualify him to be a member of the Board in light of the Company’s business and structure.

Joan Giacinti, age 56, has been a member of our board since 2013. Mr. Giacinti is the founder and Chief Executive Officer of Sofratesa Group with headquarters in Santo Domingo, Dominican Republic. The group's activities in Latin America include the design, construction, installation, operation and maintenance of high-tech infrastructure projects in transportation such as airports, aeronautics, subway and telecommunications. Sofratesa recently participated in the building and operation of the first subway lines in Santo Domingo, Dominican Republic and Panama City, Panama. The group has also expanded into the production of feature films and media in France and Latin America. Mr. Giacinti is a founder of Aerodom, a concessionaire chosen by the Dominican government to develop, operate and manage airports in the Dominican Republic, which in 2008 was acquired by Advent International. Mr. Giacinti is the President of the Caribbean region of the French Trade Councils, “Conseillers du Commerce Exterieur” and the President for the Americas of the Forum Francophone des Affaires (FFA). He is also decorated with the Ordre national du Mérite by the President of the French Republic. Mr. Giacinti is a graduate from the École des Hautes Études Commerciales de Paris (HEC).

The Board has determined that Mr. Giacinti's prior experience in senior operating positions at various companies, where he demonstrated leadership capability and garnered extensive expertise involving complex financial matters, qualify him to be a member of the board of directors in light of the Company’s business and structure.

There are no family relationships among current members of our Board or executive officers.

Director Nomination Process

The Nominating and Governance Committee will consider recommendations for candidates to the Board from stockholders holding no less than 2% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination. A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to American DG Energy Inc., attention: Corporate Secretary, 45 First Avenue, Waltham, Massachusetts, 02451, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock, a statement from the recommending stockholder in support of the candidate, references, particularly within the context of the criteria for Board membership, including issues of character, diversity, skills, judgment, age, independence, industry experience, expertise, corporate experience, length of service, other commitments and the like, and a written indication by the candidate of her/his willingness to serve, if elected.

The Nominating Committee seeks to nominate director candidates who bring diverse experiences and perspectives to our Board. In evaluating candidates, the Nominating Committee’s practice is to consider, among other things, diversity with respect to business experiences, the candidate’s range of experiences with public companies, diversity of gender, race and national origin, education and differences in viewpoints and skills. The Nominating Committee has not formalized this practice into a written policy. Evaluations of potential candidates generally involve a review of the candidate’s background and credentials by the Nominating Committee, interviews with members of the Board/Nominating Committee, the Board/Nominating Committee as a whole, or one or more other Board/Nominating Committee members, and discussions of the Nominating Committee and the Board.

The Nominating and Governance Committee has not formally adopted any specific, minimum qualifications that must be met by each candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess. The Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have or have had experience in positions with a high degree of responsibility, (4) are or were leaders in the companies or institutions with which they are or were affiliated, (5) have qualifications that will increase overall Board effectiveness and (6) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. When identifying and evaluating nominees for director, the Nominating and Governance Committee reviews the current composition and size of the Board, reviews qualifications of nominees, evaluates the performance of the Board as a whole, evaluates the performance and qualifications of individual members of the Board eligible for re-election at the Annual Meeting of stockholders, considers such factors as: character; diversity; skills; judgment; age; independence; industry experience; expertise; corporate experience; length of service; other commitments and the like; and the general needs of the Board, including applicable independence requirements. The Nominating and Governance Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination. All of the members of the Board participate in the consideration of director nominations.

Director Independence

The Company requires that a majority of our Board to be “independent” within the meaning of the NYSE MKT listing requirements including, in the judgment of the Board, the requirement that such directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has adopted the following standards to assist it in determining whether a director has a material relationship with the Company. Under these standards, a director will not be considered to have a material relationship with the Company if he or she is not:

a)    a director who is, or during the past three years was, employed by the company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

b)    a director who accepted or has an immediate family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for board or board committee service;

(ii)	compensation paid to an immediate family member who is an employee (other than an executive officer) of the company;

(iii)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year); or

(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(c)    a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

(d)    a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company's securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e)    a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer's executive officers serve on the compensation committee of such other entity; or

(f)    a director who is, or has an immediate family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years.

Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent (as defined above).

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the overall leadership and performance of the Company. Our Chairman provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, presides over meetings of the full Board and leads all executive meetings of the independent directors. We are a small Company with a small management team, and we feel the separation of these roles enhances high-level attention to our business.

Our Chairman, Mr. Charles T. Maxwell is a widely recognized expert in the energy sector, with over 40 years of experience with a major oil company and two investment firms. He was Senior Energy Analyst with Weeden & Co. of Greenwich, Connecticut, where he advised financial institutions until December 31, 2012. Mr. Maxwell entered the oil industry in 1957 and worked for Mobil Oil for 11 years in the US, Europe, the Middle East and Africa. In 1968, he joined C.J. Lawrence as an oil analyst and was ranked by Institutional Investor as No.1 in his field in 1972, 1974, 1977, and 1981-1986. In addition, since 1984 he has been an active member of an Oxford-based organization comprised of present or past OPEC-country oil ministers and other oil industry executives from 30 countries who meet twice annually to analyze trends in global energy markets. Mr. Maxwell provides “high-level” guidance to our Chief Executive Officer, John N. Hatsopoulos, in the energy field as a respected oil analyst and oil industry veteran. Our Chief Executive Officer, John Hatsopoulos, has a background in operations and finance and is responsible for setting the strategic direction for the Company and the overall leadership and performance of the Company. We believe that we have two highly experienced and distinguished individuals performing distinct high level supervisory and executive functions for the Company.

Our Board’s Role in Risk Oversight

The Board oversees the Company's risk management processes directly and through its committees. The Company's management is responsible for risk management on a day-to-day basis. The role of the Board and its committees is to oversee the risk management activities of management. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE MKT requirements, discusses policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, and corporate governance.

The Board believes that the Company's compensation programs are designed to create appropriate incentives without encouraging excessive risk taking by our employees. In this regard, our compensation structure contains various features intended to mitigate risk. For example:

•
A portion of the compensation package for our sales-based employees consists of commissions for units sold and installed, which package is designed to link an appropriate portion of compensation to long-term performance, while providing a balanced compensation model overall.

•
Members of the Compensation Committee assist the board in approving the Company's compensation practices and assist the board in approving executive compensation, annual incentive compensation plans applicable to sales employees and other compensation plans.

The Board, together with members of the Compensation Committee, has determined that the Company does not employ any compensation plans or practices that create incentives for employees to deliver short-term profits at the expense of generating systematic risks for the Company. Based on this, the Company has concluded that the risks associated with the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Meetings and Committees of the Board

The Board currently has three (3) committees: an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, or the Exchange Act, a Compensation Committee and a Nominating and Governance Committee. The following describes each committee, its current membership, the number of meetings held during fiscal 2013, and its function. All members of these committees are non-employee directors.

The Board held five (5) meetings during the fiscal year ended December 31, 2013. Mr. Maxwell, Mr. John N. Hatsopoulos, Mr. Mlynarczyk, Ms. Petersen and Ms. Klaskin, attended all the Board meetings during the 2013 fiscal year. Mr. Rowe and Mr. Giacinti have attended every Board meeting since their respective elections to the Board. The Board has determined that all of its current directors, other than Mr. John N. Hatsopoulos, are “independent” for purposes of the rules and regulations of the Securities and Exchange Commission, or the SEC, and NYSE MKT listing standards. Mr. George N. Hatsopoulos, whose term as a director of the Company expired at the Company’s 2013 annual meeting, was not “independent” under such rules, regulations and standards.

The members of the Audit Committee are Mr. Maxwell, Ms. Petersen, Ms. Klaskin, and Mr. Rowe. The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2013. Mr. Maxwell, Ms. Petersen and Ms. Klaskin, attended all the Audit Committee meetings during their term. Mr. Rowe has attended all of the audit committee meetings since becoming a member of the Audit Committee. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, appointing, compensating and overseeing the work of the independent auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the independent auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company. The Board has determined that the members of the Audit Committee are “independent” under the rules and regulations of the SEC and the applicable NYSE MKT listing standards. The Board has determined that Mr. Charles T. Maxwell qualifies as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. The charter of the Audit Committee is available on the Company’s website at www.americandg.com.

The members of the Compensation Committee are Mr. Maxwell and Ms. Petersen. The Compensation Committee did not hold a meeting during the fiscal year ended December 31, 2013. The Compensation Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board regarding compensation matters and determining compensation for the Chief Executive Officer. The Board has determined that the members of the Compensation Committee are “independent” for purposes of SEC and NYSE MKT rules. Our Chief Executive Officer, in consultation with members of the Board, members of the Compensation Committee, and management, is the primary decision maker regarding compensation plans and awards for our directors and executive officers including our President, Chief Operating Officer and Chief Financial Officer. Pursuant to the charter of the Compensation Committee, the Compensation Committee has the authority to retain a compensation consultant to assist the Compensation Committee in the evaluation of executive officer compensation. In 2013, no compensation consultant was engaged for employee or executive compensation. The charter of the Compensation Committee is available on the Company's website at www.americandg.com.

The members of the Nominating and Governance Committee are Mr. Maxwell and Ms. Petersen. The Nominating and Governance Committee did not hold a meeting during the fiscal year ended December 31, 2013. The Nominating and Governance Committee functions are to identify persons qualified to serve as members of the Board, to recommend to the Board persons to be nominated by the Board for election as directors at the Annual Meeting of stockholders and persons to be elected by the Board to fill any vacancies, and recommend to the Board the directors to be appointed to each of its committees. In addition, the Nominating and Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board. The Board has determined that the members of the Nominating and Governance Committee are “independent” under the rules and regulations of the SEC and the applicable NYSE MKT listing standards. The charter of the Nominating and Governance Committee is available on the Company’s website at www.americandg.com.

The Company encourages all incumbent directors and nominees for election as director to attend the Annual Meeting of stockholders. The Company, however, does not have a formal policy in place regarding Board members’ attendance at annual meetings of the stockholders of the Company. All directors attended last year's annual meeting of the stockholders of the Company, except for John Rowe and Joan Giacinti, whose elections as directors took place after such meeting.

Stockholder Communications with the Board

A stockholder that desires to communicate directly with the Board or one or more of its members concerning the affairs of the Company shall direct the communication in writing to American DG Energy Inc., attention Corporate Secretary, 45 First Avenue, Waltham, Massachusetts, 02451. If such communication is intended for some but not all of the members of the Board, the mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication”. The Corporate Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate. All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all or individual members of the Board. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or its compensation committee. None of the current members of the compensation committee of our board of directors has ever been one of our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 29, 2014, certain information with respect to the beneficial ownership of the Company's shares of common stock (1) any person (including any “group” as set forth in Section 13(d)(3) of the Exchange Act known by us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, (2) each director, (3) each of the named executive officers and (4) all of our current directors and executive officers as a group. The percentages in the following table are based on 49,817,920 shares of common stock issued and outstanding as of April 29, 2014.

Name and address of beneficial owner (1)	Number of Shares Beneficially Owned	% of Shares Beneficially Owned
5% Stockholders:
John N. Hatsopoulos (2)	10,092,077	19.8%
RBC cees Nominees Limited (3)	9,450,566	16.3%
George N. Hatsopoulos (4)	6,766,786	13.6%
Nettlestone Enterprises Limited (5)	3,548,140	7.1%
In Holdings Corp. (6)	3,240,753	6.5%
Frost Gamma Investment Trust (7)	2,628,334	5.3%

Directors & Officers:
John N. Hatsopoulos (2)	10,092,077	19.8%
George N. Hatsopoulos (4)	6,766,786	13.6%
Charles T. Maxwell (8)	1,244,339	2.5%
Barry J. Sanders (9)	1,024,000	2.0%
Anthony S. Loumidis (10)	325,986	0.7%
Francis A. Mlynarczyk, Jr. (11)	92,391	0.2%
Deanna M. Petersen (12)	75,000	0.2%
Christine M. Klaskin (13)	50,000	0.1%
Joan Giacinti (14)	100,000	0.2%
John Rowe	—	—%
Jesse T. Herrick (15)	—	—%
All executive officers and directors as a group (11 persons)	19,770,579	39.3%

1.	The address of the officers and directors listed in the table above is: c/o American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451.

2.
Includes: (a) 843,236 shares of our common stock directly held by John N. Hatsopoulos; (b) 601,400 shares of our common stock held by John N. Hatsopoulos and his wife, Patricia L. Hatsopoulos, as joint tenants with rights of survivorship, each of whom share voting and investment power; (c) 2,280,414 shares of our common stock held by the John N. Hatsopoulos Qualified Annuity Trust of 2011 for the benefit of John N. Hatsopoulos, for which John N. Hatsopoulos is the trustee; (d) 506,016 shares of our common stock held by The John N. Hatsopoulos 2011 Trust for the benefit of John N. Hatsopoulos, for which John N. Hatsopoulos is the trustee; (e) 1,137,441 shares of our common stock that John N. Hatsopoulos has the right to acquire pursuant to currently convertible 6% senior unsecured convertible debentures, or 6% senior unsecured convertible debentures that become convertible within 60 days of April 29, 2014; (f) 10,000 shares of our common stock held by Pat Limited, a company incorporated in the Commonwealth of The Bahamas controlled by John N. Hatsopoulos; and (g) 4,713,570 shares of our common stock held by The John N. Hatsopoulos Family Trust 2011 for the benefit of: (1) Patricia L. Hatsopoulos, (2) Alexander J. Hatsopoulos, and (3) Nia Marie Hatsopoulos, for which Mr. John N. Hatsopoulos and Mrs. Patricia L. Hatsopoulos are the co-trustees. This amount does not include: (a) 238,095 of our common stock held in the John N. Hatsopoulos 1989 Family Trust for the benefit of Nia Marie Hatsopoulos, for whom Mr. and Mrs. Paris Nicolaidis are the trustees; Mr. John N. Hatsopoulos disclaims beneficial ownership of the shares held by this trust; and (b) 238,095 of our common stock held in the John N. Hatsopoulos 1989 Family Trust for the benefit of Alexander J. Hatsopoulos, for whom Mr. and Mrs. Paris Nicolaidis are the trustees; Mr. John N. Hatsopoulos disclaims beneficial ownership of the shares held by this trust.

3.
Includes: (a) 1,393,694 shares of common stock held by RBC cees Nominees Limited and (b) 8,056,872 shares of common stock that RBC cees Nominees Limited has the right to acquire pursuant to currently convertible 6% Senior Unsecured Convertible Debentures due 2018, or the debentures, that become convertible within 60 days of April 29, 2014. The address of RBC cees Nominees Limited is: 19-21 Broad Street, St. Helier, JE1 3PB, Jersey, United Kingdom.

4.
Includes: (a) 2,744,822 shares of our common stock directly held by George N. Hatsopoulos; (b) 546,961 shares of our common stock held by George N. Hatsopoulos and his wife, Daphne Hatsopoulos, as joint tenants, each of whom shares voting and investment power; (c) 2,105,737 shares of our common stock held by The George N. Hatsopoulos Qualified Annuity Trust - 2009 for the benefit of (1) Nicholas Hatsopoulos under Article IV of the Hatsopoulos 1994 Family Trust under instrument of trust dated December 29, 1994, and (2) Marina Hatsopoulos under Article IV of the Hatsopoulos 1994 Family Trust under instrument of trust dated December 29, 1994, for which George N. Hatsopoulos is the trustee; and (d) 1,369,266 shares of our common stock held by The George N. Hatsopoulos Qualified Annuity Trust - 2011 for the benefit of The George N. Hatsopoulos Irrevocable Trust - 2010, for which L. Joseph Comeau is the trustee. This amount does not include 2,272,391 shares held in the 1994 Hatsopoulos Family Trust for the benefit of Mr. and Mrs. Hatsopoulos' adult children, for which Mrs. Daphne Hatsopoulos and Mr. Gordon Erhlich are the trustees. Mr. Hatsopoulos disclaims beneficial ownership of the shares held by this trust. George N. Hatsopoulos is not standing for election to the Board.

5.
Includes 3,548,140 shares of common stock held by Nettlestone Enterprises Limited. The address of Nettlestone Enterprises Limited: P.O. Box 665 Roseneath, The Grange, St. Peter Port, Guernsey GY1-3SJ, Channel Islands, UK. This information was obtained from Schedule 13G filed with the Securities and Exchange Commission on February 3, 2011.

6.	Includes 3,240,753 shares of common stock held by In Holdings Corp. The address for In Holdings Corp. is: Calle 50 No. 2, Edif Universal Planta Baja, Apartado 0816-02580, Republic of Panama.

7.	Includes 2,628,334 shares of common stock held by Frost Gamma Investments Trust. The address for Frost Gamma Investments Trust is: 4400 Biscayne Blvd, 6th Floor, Miami, Florida 33137.

8.	Includes: (a) 1,144,339 shares of common stock par value $0.001 per share; and (b) options to purchase 100,000 shares of common stock exercisable within 60 days of April 29, 2014.

9.	Includes: (a) 470,000 shares of common stock par value $0.001 per share; and (b) options to purchase 554,000 shares of common stock exercisable within 60 days of April 29, 2014.

10.	Includes: (a) 175,986 shares of common stock par value $0.001 per share; and (b) options to purchase 175,000 shares of common stock exercisable within 60 days of April 29, 2014.

11.	Includes options to purchase 92,391 shares of common stock exercisable within 60 days of April 29, 2014.

12.	Includes options to purchase 75,000 shares of common stock exercisable within 60 days of April 29, 2014.

13.	Includes options to purchase 50,000 shares of common stock exercisable within 60 days of April 29, 2014.

14.
Includes 100,000 shares of common stock held by Prime World Corporation, a company incorporated in the Dominican Republic. The address for Prime World Corporation is: Ave. Pedro Henriquez Urena #150, Santo Domingo, Dominican Republic.

15.	Mr. Herrick resigned as our Chief Financial Officer, Secretary and Treasurer effective as of April 11, 2014.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following sets forth certain information regarding our executive officers as of April 29, 2014.

Name of Executive Officers	Age	Position(s)
John N. Hatsopoulos	80	Chief Executive Officer and Director
Barry J. Sanders	53	President and Chief Operating Officer

John N. Hatsopoulos has been the Chief Executive Officer of the Company since the organization of the Company in July 2001 and a member of our Board since July 2001. Since 2010 he has been the Chairman of the Board of EuroSite Power, a subsidiary of the Company and since 2000 he has been the Chief Executive Officer and a director of Tecogen, an affiliate of the Company, which is a manufacturer of natural gas, engine-driven commercial and industrial cooling and cogeneration systems. Mr. Hatsopoulos is a co-founder of Thermo Electron Corporation, which is now Thermo Fisher Scientific (NYSE: TMO), and the retired President and Vice Chairman of the board of directors of that company. He is a member of the board of directors of Ilios, GlenRose Instruments, American CareSource Holdings, Inc. (NASDAQ: ANCI) and a former member of the board of directors of Agenus Inc. (NASDAQ: AGEN), TEI Biosciences Inc., and a former Member of the Corporation of Northeastern University. The Company, Tecogen, Ilios, and GlenRose Instruments are affiliated companies by virtue of common ownership. Mr. Hatsopoulos graduated from Athens College in Greece, and holds a bachelor’s degree in history and mathematics from Northeastern University as well as honorary doctorates in business administration from Boston College and Northeastern University.

Barry J. Sanders has been our President and Chief Operating Officer since 2001. Since 2009 he has also been the Chairman of the Board of Directors of Ilios, an affiliate of the Company, which is a high-efficiency heating products company, and since 2010, he has been the Chief Executive Officer of EuroSite Power, a subsidiary of the Company. From 1992 to 2001, Mr. Sanders served as Executive Vice President of Micrologic, Inc., an equipment asset management company where he directed the company’s business-to-business group. From 1990 to 1992, he was the Marketing Manager at Andover Controls Corp., a building automation systems company, and from 1988 to 1990 he was at Tecogen, an affiliate of the Company, where he directed the successful introduction of that company’s distributed generation chiller products. Mr. Sanders has also managed research and development projects for the New York State Energy Research and Development Authority in Albany, New York, where he created the University-Industry Energy Research Program to accelerate commercialization of new technologies. Mr. Sanders holds a bachelor’s degree in chemical engineering from the University of Rochester and a master’s of business administration degree in marketing from Rensselaer Polytechnic Institute.

Executive Compensation

The following table sets forth the compensation of our named executive officers, which consist of our chief executive officer and other executive officers during the fiscal years ended December 31, 2013 and December 31, 2012.

SUMMARY EXECUTIVE COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(5)	All other compensation ($)(3)	Total ($)

John N. Hatsopoulos	2013	1	—	—	—	—	1
Chief Executive Officer	2012	1	—	—	—	—	1

Barry J. Sanders (1)	2013	230,954	—	—	—	372	231,326
President and Chief Operating Officer	2012	224,479	—	—	—	372	224,851

Anthony Loumidis (2)	2013	160,243	—	—	—	315	160,558
Chief Financial Officer, Secretary, and Treasurer	2012	191,970	—	—	—	372	192,342

Jesse T. Herrick (3)	2013	28,269	—	—	181,088	72	209,429
Chief Financial Officer, Secretary, and Treasurer	2012	—	—	—	—	—	—

1.
Mr. Sanders, the Company’s President and Chief Operating Officer, is also the Chief Executive Officer of EuroSite Power, a subsidiary of the Company, and devotes part of his business time to the affairs of EuroSite Power. His salary is paid by the Company but a portion is reimbursed by EuroSite Power according to the requirements of the business in a given week at a fully burdened hourly rate of $122. In 2013, EuroSite Power reimbursed the Company $53,771 for time Mr. Sanders spent on the affairs of EuroSite Power On average, Mr. Sanders spends approximately 25% of his business time on the affairs of EuroSite Power, but such amount varies widely depending on the needs of the business and is expected to increase as the business of EuroSite Power develops. In December 2012, the Compensation Committee of the Board approved the grant of 200,000 stock options to Mr. Sanders in 2013 upon successful completion of certain objectives. Those objectives were not met.

2.
Mr. Loumidis served as the Company’s Chief Financial Officer in fiscal year 2012 and, until September 30, 2013, devoted part of his business time to the affairs of EuroSite Power. His salary was paid by the Company, but a portion is reimbursed by EuroSite Power, according to the requirements of the business in a given week at a fully burdened hourly rate of $116. In 2013, EuroSite Power reimbursed the Company $66,301 for time Mr. Loumidis spent on the affairs of EuroSite Power. On average, Mr. Loumidis spent approximately 15% of his business time on the affairs of EuroSite Power, but such amount varied widely depending on the needs of the business.

3.
Mr. Herrick served as the Company’s Chief Financial Officer from October 15, 2013 until April 11, 2014. His salary was paid by the Company, but a portion was reimbursed by EuroSite Power, according to the requirements of the business in a given week at a fully burdened hourly rate of $80.00. In 2013, EuroSite Power reimbursed the Company $5,600 for time Mr. Herrick spent on the affairs of EuroSite Power. On average, Mr. Herrick spent approximately 20% of his business time on the affairs of EuroSite Power, but such amount varied widely depending on the needs of the business.

4.	Consists of group life insurance payments of $372.

5.	Our other named executive officers did not exercise any options during the fiscal year ended December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards held by each named executive officer as of December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date

John N. Hatsopoulos	—	—	—	—
Barry J. Sanders (1)	50,000	—	0.70	3/14/2015
Barry J. Sanders (2)	504,000	216,000	0.90	12/18/2017
Anthony S. Loumidis (3)	175,000	75,000	0.90	12/18/2017
Jesse T. Herrick (4)	—	200,000	1.56	10/15/2023

1.
Includes stock option award for 50,000 shares of common stock granted on March 14, 2005, with 25% of the shares vesting on March 14, 2006 and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, subject to Mr. Sander’s continued employment and subject to acceleration of vesting upon a change in control.

2.
Includes stock option award for 720,000 shares of common stock granted on December 18, 2007, with 10% of the shares vesting on December 31, 2007 and then an additional 10% of the shares on each of the subsequent nine anniversaries thereafter, subject to Mr. Sander’s continued employment and subject to acceleration of vesting upon a change in control.

3.
Includes stock option award for 250,000 shares of common stock granted on December 18, 2007, with 10% of the shares vesting on December 31, 2007 and then an additional 10% of the shares on each of the subsequent nine anniversaries thereafter, subject to Mr. Loumidis' continued employment and subject to acceleration of vesting upon a change in control. Mr. Loumidis resigned from his position as Chief Financial Officer of the Company effective September 30, 2013, but continues to provide services to the Company under a consulting agreement. Pursuant to the terms of the option agreement between Mr. Loumidis and the Company, the continuing business relationship resulting from the consulting arrangement is sufficient to permit the unvested portion of Mr. Loumidis’ option award to continue to vest according to the stated schedule, notwithstanding the termination of his employment relationship with the Company.

4.
Includes stock option award for 200,000 shares of common stock granted on October 15, 2013, with 25% vesting on October 15, 2014 and then an addition 25% of the shares on each of the subsequent three anniversaries thereafter, subject to Mr. Herrick’s continued employment and subject to acceleration of vesting upon a change in control. Mr. Herrick resigned from the Company effective April 11, 2014, as a result of which the entire amount of the October 15, 2013 option award was forfeited.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

None of our executive officers has an employment contract or change-in-control arrangement, other than stock and option awards that contain certain change-in-control provisions such as accelerated vesting due to acquisition. In the event an acquisition that is not a private transaction occurs while the optionee maintains a business relationship with the Company and the option has not fully vested, the option will become exercisable for 100% of the then number of shares as to which it has not vested and such vesting to occur immediately prior to the closing of the acquisition.

Anthony S. Loumidis resigned from his position as Chief Financial Officer of the Company on September 30, 2013. Following his resignation, he and the Company entered into a consulting agreement pursuant to which he continues to provide services to the Company. For more additional information regarding the arrangements between Mr. Loumidis and the Company, see “Certain Relationships and Related Party Transactions”, below.

The stock and option awards that would vest for each named executive if a change-in control were to occur are disclosed under our Outstanding Equity Awards at Fiscal Year-End Table. Specifically, as of December 31, 2013, Mr. Sanders had 216,000 stock options that had not vested and Mr. Loumidis had 75,000 stock options that had not vested.

Our stock and option awards contain certain change-in-control provisions. Descriptions of those provisions are set forth below:

Stock Awards Change in Control Definition

Change in Control shall mean (a) the acquisition in a transaction or series of transactions by any person (such term to include anyone deemed a person under Section 13(d)(3) of the Exchange Act), other than the Company or any of its subsidiaries, or any employee benefit plan or related trust of the Company or any of its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided a Change in Control shall not occur solely as the result of an Initial Public Offering or (b) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or series of related transactions.

Option Awards Change in Control Definition

Accelerated vesting due to acquisition. In the event an acquisition that is not a private transaction occurs while the optionee maintains a business relationship with the Company and this option has not fully vested, this option shall become exercisable for 100% of the then number of Shares as to which it has not vested, such vesting to occur immediately prior to the closing of the Acquisition.

Definitions. The following definitions shall apply: Acquisition means (1) the sale of the Company by merger in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (2) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (3) any other acquisition of the business of the Company, as determined by the Board. Business relationship means service to the Company or its successor in the capacity of an employee, officer, director or consultant. Private transaction means any acquisition where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist of (1) cash or cash equivalent consideration, (2) securities which are registered under the Securities the Securities Act of 1933, as amended, or the Securities Act, or any successor statute and/or (3) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

Director Compensation

Each director who is not also one of our employees will receive a fee of $500 per day for service on those days that the Board or any of the Audit, Compensation or Nominating and Governance Committees hold meetings, or otherwise conduct business. Non-employee directors also will be eligible to receive stock or options awards under our equity incentive plan.

We reimburse all of our non-employee directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Any director who is also one of our employees receives no additional compensation for serving as a director.

The following table sets forth information with respect to director compensation earned for the fiscal year ended December 31, 2013.

SUMMARY DIRECTOR COMPENSATION TABLE

Name	Fees earned or paid in cash ($)(1)	Option awards ($)	All other compensation ($)	Total ($)

Charles T. Maxwell	4,500	—	—	4,500
George N. Hatsopoulos (2)	500	—	—	500
John N. Hatsopoulos	—	—	—	—
Francis A. Mlynarczyk, Jr.	2,500	—	—	2,500
Deanna M. Petersen	4,500	—	—	4,500
Christine M. Klaskin	4,500	—	—	4,500
John Rowe (3)	500	71,506	—	72,006
Joan Giacinti (4)	—	—	—	—

1.
Each director who is not also one of our employees receives a fee of $500 per day for service on those days that our Board or any of the Audit, Compensation or Nominating and Governance Committees hold meetings, or otherwise conduct business.

2.
George N. Hatsopoulos retired from the Board and did not stand for reelection as a member of the Board at the Company's 2013 Annual Meeting. This fee includes Mr. George Hatsopoulos's fee for attendance of the only fiscal year 2013 Board meeting that occurred prior to his retirement from the Board.

3.
Includes a stock option award for 80,000 shares of common stock granted on October 24, 2013, with 25% of the shares vesting on October 24, 2014 and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, provided that Mr. Rowe serves as a director or consultant to the Company and subject to acceleration of vesting upon a change in control.

4.	No Board meeting occurred in fiscal year 2013 after Mr. Giacinti's election to the Board.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards held by each director as of December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)

Charles T. Maxwell (1)	100,000	100,000	2.79	5/24/2017	—	—
Francis A. Mlynarczyk, Jr. (2)	75,000	25,000	2.76	9/7/2015	—	—
Deanna M. Petersen (3)	100,000	—	3.15	5/27/2015	—	—
Christine M. Klaskin (4)	50,000	50,000	1.67	1/18/2017	—	—
John Rowe (5)	—	80,000	1.54	10/24/2023	—	—

1.
Includes a stock option award for 200,000 shares of common stock granted on May 24, 2012, with 25% of the shares vesting on May 24, 2013 and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, provided that Mr. Maxwell serves as a director or consultant to the Company and subject to acceleration of vesting upon a change in control.

2.
Includes a stock option award for 100,000 shares of common stock granted on September 7, 2010, with 25% of the shares vesting on September 7, 2011 and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, provided that Mr. Mlynarczyk serves as a director or consultant to the Company and subject to acceleration of vesting upon a change in control.

3.
Includes a stock option award for 100,000 shares of common stock granted on May 27, 2010, with 25% of the shares vesting on May 27, 2011 and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, provided that Ms. Petersen serves as a director or consultant to the Company and subject to acceleration of vesting upon a change in control.

4.
Includes a stock option award for 100,000 shares of common stock granted on January 18, 2012, with 25% of the shares vesting on January 18, 2013, and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, provided that Ms. Klaskin serves as a director or consultant to the Company and subject to acceleration of vesting upon a change in control.

5.
Includes a stock option award for 80,000 shares of common stock granted on October 24, 2013, with 25% of the shares vesting on October 24, 2014, and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, provided that Mr. Rowe serves as a director or a consultant to the Company and subject to acceleration of vesting upon a change in control.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the officers and directors of the Company, and persons who own 10% or more of any class of equity interests in the Company, to report their beneficial ownership of equity interests in the Company to the SEC. Their initial reports are required to be filed using the SEC’s Form 3, and they are required to report subsequent purchases, sales and other changes using the SEC’s Form 4, which must be filed within two days of most transactions. Officers, directors and stockholders owning more than 10% of any class of equity interests in the Company are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a). Based solely on a review of the forms, reports and certificates filed with the Company by such persons, all Section 16(a) filing requirements were complied with by such persons during the last fiscal year, except as otherwise set forth below:

Name of Filer	# of Late Reports	# of Transactions Not Timely Reported	# of Failures to File Required Reports
Jesse T. Herrick	1	1	—
John N. Hatsopoulos	1	1	—
John W. Rowe	1	1	—
RBC Holdings (Channel Islands) Ltd	1	1	—
RBC cees Trustee LTD	1	1	—

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2013, regarding common stock that may be issued under the Company’s equity compensation plans. Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders (which date back to before the Company became a reporting Company under the Exchange Act).

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)

Equity compensation plans approved by security holders	2,386,500	$1.49	105,500
Equity compensation plans not approved by security holders	—	—	—
Total	2,386,500	$1.49	105,500

Our management has conducted an assessment of the risks associated with our compensation policies and practices. This process included a review of our compensation programs, a discussion of the types of practices that could be reasonably likely to create material risks, and an analysis of the potential effects on the Company on related risks as a whole. Although we reviewed all of our compensation programs, we paid particular attention to programs involving incentive-based payouts and programs that involve our executive officers. During the course of our assessment, we consulted with the Compensation Committee of our Board. We believe that our compensation programs are designed to create appropriate incentives without encouraging excessive risk taking by our employees. In this regard, our compensation structure contains various features intended to mitigate risk. For example:

•
A portion of the compensation package for our sales-based employees consists of commissions for units sold and installed, which package is designed to link an appropriate portion of compensation to long-term performance, while providing a balanced compensation model overall.

•
Members of the Compensation Committee assist the Board in approving the Company's compensation practices and assist the Board in approving executive compensation, annual incentive compensation plans applicable to sales employees and other compensation plans.

The Board, together with members of the Compensation Committee, has determined that the Company does not employ any compensation plans or practices that create incentives for employees to deliver short-term profits at the expense of generating systematic risks for the Company. Based on this, the Company has concluded that the risks associated with the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Company and its Affiliates

EuroSite Power, Tecogen, Ilios, GlenRose Instruments, Pharos LLC, or Pharos, and Levitronix Technologies LLC, or Levitronix, are affiliated companies by virtue of common ownership. The common stockholders include:

•
John N. Hatsopoulos, the Chief Executive Officer and director of the Company who holds 19.8% of its common stock is also: (a) the Chairman of EuroSite Power and holds 0.9% of that company's common stock; (b) the Chief Executive Officer and director of Tecogen and holds 24.5% of that company's common stock; (c) a director of Ilios and holds 7.2% of that company's common stock; and (d) the Chairman of GlenRose Instruments and holds 15.7% of that company's common stock.

•
Dr. George N. Hatsopoulos, who is John N. Hatsopoulos' brother, who holds 13.6% of the Company's common stock is also: (a) a director of Tecogen and holds 23.5% of that company's common stock; (b) an investor in Ilios and holds 3.1% of that company's common stock; (c) an investor of GlenRose Instruments and holds 15.7% of that company's common stock; (d) founder and investor in Pharos and holds 24.4% of that company’s common stock; and (e) an investor and director of Levitronix and holds 21.4% of that company’s common stock.

EuroSite Power and American DG New York LLC are majority owned subsidiaries of the Company.

Certain Relationships and Related Party Transactions

Certain Relationships and Related Party Transactions
The Company, EuroSite Power, Tecogen, Ilios, GlenRose Instruments, Pharos and Levitronix Technologies LLC, or Levitronix are affiliated companies by virtue of common ownership.

The Company purchases the majority of its cogeneration units from Tecogen, an affiliate company sharing similar ownership. In addition, Tecogen pays certain operating expenses, including benefits and payroll, on behalf of the Company and the Company leases office space from Tecogen. These costs were reimbursed by the Company.
Facilities, Support Services and Business Agreement with Tecogen Inc.
In July 2012, the Company entered into a Facilities, Support Services and Business Agreement, or the Agreement, with Tecogen, to provide the Company with certain office and business support services for a period of one year, renewable annually by mutual agreement. Under the current amendment to the Agreement, Tecogen provides the Company with office space and utilities at a monthly rate of $6,495. The Company has granted Tecogen sales representation rights to its On-Site Utility energy service in California. During the year ended December 31, 2013, the Company received $0 from Tecogen as a commission from the sale of equipment.
On July 1, 2013 the Company entered into an Amendment to the Facilities, Support Services and Business Agreement, or the Amendment, with Tecogen. The Amendment renews the term of the Facilities, Support Services and Business Agreement between the Company and Tecogen for a one year period, beginning on July 1, 2013. The Amendment also increases the space provided to the Company by Tecogen from approximately 3,071 square feet to 3,282 square feet and from six offices to nine offices. Under the Amendment, the amount that the Company will pay Tecogen for the space and services that Tecogen provides under the Agreement increased to $6,495 per month. The Amendment further clarifies that the total sales thresholds for volume discounts are to be met during a calendar year and that the Company's representation rights may be terminated by either the Company or Tecogen upon 60 days' notice, without cause.
On November 12, 2013, the Company entered into the Second Amendment to the Facilities, Support Services and Business Agreement, or the Second Amendment. The Second Amendment modifies the exclusivity arrangement of the Facilities, Support Services and Business Agreement between the Company and Tecogen to state that in New England states the Company shall have the right to purchase Cogeneration products directly from Tecogen as described in the agreement so long as the Company intended to retain long-term ownership of the Cogeneration product and utilize it for the production and sale of electricity and thermal energy. Tecogen will not sell its products to parties for which the intended use is to earn revenue from metered energy to third parties other than the Company. In cases where the Company has the opportunity to sell Cogeneration products to an unaffiliated party in the New England States and where Tecogen has no other appointed representation in that specific region, the Company may buy/resell the Cogeneration product as specified under the terms of this agreement. If, however, Tecogen has appointed a local exclusive representative in that specific New England region, the Company will defer to the local representative for pricing and other specific details for working cooperatively.
Sales Representative Agreement with Ilios Inc.
On October 22, 2009, the Company signed a five-year exclusive distribution agreement, or the Sales Representative Agreement, with Ilios, a subsidiary of Tecogen. Under terms of the Sales Representative Agreement, the Company has exclusive rights to incorporate Ilios’ ultra-high-efficiency heating products, such as a high efficiency water heater, in its energy systems throughout the European Union and New England. The Company also has non-exclusive rights to distribute Ilios’ products in the remaining parts of the United States and the world in cases where the Company retains ownership of the equipment for its On-Site Utility business.
On November 12, 2013, the Company entered into the First Amendment to the Sales Representative Agreement with Ilios, or the Amended Sales Representative Agreement. The Amended Sales Representative Agreement allows Ilios to appoint sales representatives in the European Union, or EU, in addition to the Company. For nations of the EU the Company has the right under the Amended Sales Representative Agreement to purchase Ilios products directly from Ilios at a stipulated price so long as the Company intends to retain long-term ownership of the Ilios product and utilize it for the production and sale of thermal energy. Ilios will not sell its product to parties for which the intended use is to earn revenue from metered energy to third parties other than the Company. In cases where the Company has the opportunity to sell Ilios products to an unaffiliated party in the EU and where Ilios has no other appointed representation in that specific region, the Company may buy/resell the Ilios product as specified under the terms of the Amended Sales Representative Agreement. If, however, Ilios has appointed a local exclusive representative in that specific EU region, the Company will defer to the local representative for pricing and other specific details for working cooperatively. The Company has not yet sold any products under this agreement and, therefore, no amounts have been paid.
Senior Unsecured Convertible Debentures Due 2018

On May 23, 2011, the Company issued $12,500,000 aggregate principal amount of debentures, or the 2018 Debentures, to RBC cees Nominees Limited, the beneficial owner of 16.3% of the Company’s common stock, and to John N. Hatsopoulos, the Company’s Chief Executive Officer. The 2018 Debentures mature on May 25, 2018 and accrue interest at the rate of 6.0% per annum payable on a semi-annual basis. At each holder’s option, the debentures are convertible into shares of the Company’s common stock. The Company has the option to redeem at 115% of Par Value any or all of the debentures after May 25, 2016. The proceeds of the debentures were used in connection with the development and installation of energy systems, business development and for general corporate purposes.
On January 10, 2013, at the request of all holders of the 2018 Debentures, the Company modified through an amendment the terms of the interest payment due to the holders. Under the terms of the this amendment, the holders agreed to receive interest payments on an annual basis starting on November 25, 2013 (instead of semi-annual interest payments) and that the Company use the average daily closing price of the Common Stock 10 business days before the interest payment due date in order to determine the conversion price. All other terms and conditions of the Debentures, including interest rate and maturity date remained the same.
On May 24, 2013, at the request of all holders of the Company’s 2018 Debentures, the Company modified through another amendment the terms of the interest payment due to the holders. Under the terms of the amendment, the holders agreed to receive semi-annual interest payments on May 25th and November 25th in shares of the Company's common stock instead of cash for 2012, 2013 and 2014, provided that the Company's shares are listed on a National Securities Exchange. Under the terms of this amendment, for the May semi-annual interest payment, the Company used the April average daily closing price of the Company’s common stock in order to determine the conversion price. Likewise, for the November semi-annual interest payment, the Company used the October average daily closing price of the Company’s common stock in order to determine the conversion price. All other terms and conditions of the 2018 Debentures, including interest rate and maturity date remained the same.
On May 25, 2013, the total interest due to the 2018 Debenture holders was $582,000 and in connection with the May 24, 2013 amendment, the Company issued to the debenture holders 316,462 shares of common stock at $1.84 per share, which was the average price of the Company's common stock during the month of April. In connection with this transaction, the Company recorded a reduction of $53,511 of non-cash interest expense, which was the difference between the average stock price and the fair market value on May 25, 2013.
On November 25, 2013, the total interest due to the debenture holders was $582,000 and in connection with the May 25, 2013 amendment, the Company issued to the debenture holders 377,391 shares of common stock at $1.54 per share which was the average price of the Company's common stock during the month of April. In connection with this transaction, the Company recorded an additional charge of $59,562 of non-cash interest expense, which was the difference between the average stock price and the fair market value on October 25, 2013.
Special Dividend of EuroSite Power Inc. Common Stock
On July 2, 2013, the Company declared a special dividend of one share of EuroSite Power common stock for every ten shares of American DG Energy common stock, or the special dividend. The special dividend was paid on August 15, 2013, to stockholders of record as of the close of business on July 25, 2013. In connection with this transaction, the Company issued to its stockholders an aggregate of 4,880,679 shares of EuroSite Power common stock that it owned.
EuroSite Power Inc. Senior Unsecured Convertible Notes
On June 14, 2013, the Company, entered into a subscription agreement with EuroSite Power, the Company's majority owned subsidiary, for $1,100,000 of EuroSite Power's 4% Senior Unsecured Convertible Notes Due 2015, or the Notes, as part of EuroSite Power's $4,000,000 aggregate principal amount private placement of the Notes. The Company guaranteed all amounts payable under the Notes on a subordinated basis.

In connection with the Company's subscription for the Notes, the Company exchanged a promissory note in the principal amount of $1,100,000, originally issued on February 26, 2013, or the Old Note, for a like principal amount of the Notes and received cash for any accrued but unpaid interest on the Old Note. In addition to the Company, the following were included among the investors subscribing for the Notes: Bruno Meier, a director of EuroSite Power, in the amount of $250,000; Prime World Inc., which is controlled by Joan Giacinti, a director of the Company and EuroSite Power, in the amount of $300,000; Charles T. Maxwell, Chairman of the Board of Directors of the Company, in the amount of $250,000; and Nettlestone Enterprises Limited, a shareholder of both the Company and EuroSite Power, in the amount of $300,000.

On February 20, 2014, note exchange agreements, or the Note Exchange Agreements, were accepted by EuroSite Power, pursuant to which the holders of the Notes, including the Company and the above-described investors, exchanged their Notes, in aggregate principal amount of $4,000,000, for like principal amounts of 4% Senior Convertible Notes Due 2017, or the New Notes. Accrued but unpaid interest on the Notes will be treated as accrued interest under the New Notes.

The holders of the New Notes, or the Holders, are subject to and entitled to the benefits of the 4% Senior Convertible Notes Due 2015 Noteholders Agreement, dated June 14, 2013, or the Noteholders Agreement, which was entered into in connection with EuroSite Power’s issuance of the Notes. The Noteholders Agreement remains in effect with respect to the New Notes, subject to its amendment by the Note Exchange Agreements, and is referred to hereafter as the Amended Noteholders Agreement. As amended, it reflects the maturity of the New Notes as June 14, 2017 and provides that their initial conversion rate is 1,667 shares of common stock per $1,000 principal amount, subject to adjustment. The amendment also eliminated the Holders’ option to extend the Notes that was initially provided for by the Noteholders Agreement.

The Holders are also subject to and entitled to the benefits of the registration rights agreement by and among EuroSite Power and the Holders, dated June 14, 2013, or the Registration Rights Agreement. The Registration Rights Agreement was also entered into in connection with EuroSite Power’s issuance of the Notes, and remains in effect as follows. The Registration Rights Agreement provides for demand registration rights, such that upon the demand of 30% of the holders of Registrable Securities, as defined in the Registration Rights Agreement, and subject to certain conditions (including EuroSite Power’s eligibility to use a Form S-3 registration statement and a minimum anticipated aggregate offering price, net of selling expenses, of $250,000), EuroSite Power will file a Form S-3 registration statement covering the Registrable Securities requested to be included in such registration, subject to adjustment.

The Company guarantees, or the Guarantees, the amounts payable under the New Notes on a subordinated basis, and on the same terms that it guaranteed the Notes. Among other things, the Guarantees provide that in the event of EuroSite Power's failure to pay principal or interest on a New Note, the Holder of such New Note, subject to the terms and conditions set forth in the Amended Noteholders Agreement, may proceed directly against the Company, as guarantor, to enforce the Guarantee without first proceeding against EuroSite Power. The Company, as guarantor, shall be subrogated to all rights of the Holders against EuroSite Power in respect of any amounts paid to a Holder by the Company on account of such New Note pursuant to the provisions of the Guarantee and the Amended Noteholders Agreement; provided, however, that the Company is not entitled to enforce, or to receive any payments based upon, such right of subrogation until the principal and interest on all of the Notes is paid in full. The Guarantees are subordinate and subject in right of payment to the prior payment in full of all Senior Guarantor Indebtedness, as such term is defined in the Amended Noteholders Agreement, of the Company.

Consulting Agreement with Anthony S. Loumidis
On September 27, 2013, Anthony S. Loumidis resigned, effective September 30, 2013, from his positions as Chief Financial Officer, Secretary and Treasurer of American DG Energy Inc., or the Company, and any other positions he may have had with the Company and the Company’s majority owned subsidiary EuroSite Power. Mr. Loumidis resigned in order to pursue other professional opportunities. On September 27, 2013, Mr. Loumidis entered into a consulting agreement with the Company pursuant to which Mr. Loumidis acts as a consultant and financial advisor to the Company. Mr. Loumidis’ consulting agreement provides that his consulting arrangements with the Company will be treated as a continuation of his “Business Relationship” with the Company, as such term is used in the option agreement between Mr. Loumidis and the Company. Pursuant to the terms of such option agreement, the continuing Business Relationship between Mr. Loumidis and the Company permits Mr. Loumidis’ options to continue to vest according to their original schedule, notwithstanding the termination of Mr. Loumidis’ employment relationship with the Company.
In March 2013 the Company provided Tecogen funds as prepayment for equipment purchases and services to be delivered or performed in 2013. The Company received a 6.0% per annum discount on deposit balances towards future purchases.
Code of Business Conduct and Ethics
The Company has adopted a code of business conduct and ethics that applies to all of the Company’s directors, employees and officers, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company’s code of business conduct and ethics promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code of business conduct and ethics to an appropriate person or persons identified in the code of business conduct and ethics; and accountability for adherence to the code of business conduct and ethics. The Company’s code of business conduct and ethics is available on the Company’s website at www.americandg.com, or can be obtained by contacting the legal department of American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451, telephone number (781) 522-6000.

PROPOSAL 2

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected McGladrey as the Company's independent auditors for the fiscal year ending December 31, 2014. During the 2013 fiscal year, McGladrey served as the Company's independent auditors. Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the 2014 Annual Meeting of Stockholders, the Audit Committee will reconsider the selection of McGladrey. Even if the selection of McGladrey is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy at the Annual Meeting is required to approve the proposal to ratify the appointment of McGladrey as our independent registered public accounting firm for the fiscal year ended December 31, 2014.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of McGladrey as our independent registered public accounting firm for the fiscal year ended December 31, 2014.

Fees Paid to Principal Accountants

The following table summarizes fees billed to the Company by McGladrey for 2013 and 2012 for professional services rendered for each of the last two fiscal years of the Company.

	2013	2012
Audit Fees	$162,800	$128,300
Audit-Related Fees	26,000	8,750
Tax Fees	19,400	—
All Other Fees	—	—
Total	$208,200	$137,050

Audit Fees. The audit fees consist of aggregate fees billed for professional services rendered by the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees. The audit-related fees consist of aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.

Tax Fees. Tax fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance, and tax audit defense.

All Other Fees. There were no other fees billed for professional services rendered by McGladrey in the years ended December 31, 2013 and December 31, 2012.

Audit Pre-Approval of Policies and Procedures

The Audit Committee’s current policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Approval of Fees

Our Audit Committee approved all audit related fees, tax fees and all other fees listed above provided by McGladrey to us during the last two fiscal years of the Company.

PROPOSAL 3

INCREASE IN SHARES RESERVED UNDER THE 2005 STOCK INCENTIVE PLAN

General

The company has adopted the 2005 Stock Incentive Plan, or the Plan, and the number of shares of Common Stock authorized for issuance thereunder was 4,000,000. On April 17, 2008, the Board approved, and the stockholders approved at the Annual Meeting on May 30, 2008, an amendment to the Plan to increase the number of shares of common stock authorized for issuance thereunder by an additional 1,000,000 shares.

The aggregate number of shares of common stock which may be issued pursuant to the Plan is 5,000,000, subject to certain adjustments. On December 3, 2013, the Board amended the Plan, subject to shareholder approval, to increase the reserved shares of common stock issuable under the Plan from 5,000,000 to 8,000,000, and the Plan so amended is referred to hereafter as the Amended Plan.

A general description of the basic features of the Amended Plan is presented below, but such description is qualified in its entirety by reference to the full text of the Amended Plan, attached hereto as Exhibit A.

Key Changes Reflected In Amended Plan

On December 3, 2013, the Board unanimously adopted the Amended Plan, subject to approval by the stockholders, primarily for the purpose of increasing the total number of shares of common stock reserved for issuance under the Plan by 3,000,000 shares. If approved, the Amended Plan would have approximately 3,305,000 shares reserved and available for issuance under the Amended Plan, which consists of the additional 3,000,000 shares plus the 305,500 shares reserved and available for issuance under the Plan as of the Record Date.

The Company’s philosophy on employee compensation is to provide employees and management with equity participation linked to long-term stock price performance, while at the same time remaining sensitive to the potential impact on our other stockholders. We believe that offering broad-based equity compensation helps to attract and retain employees, motivates participants to achieve long-term Company goals, and further aligns participants’ interests with those of the Company’s other stockholders. Employees with a stake in the future success of our business are motivated to achieve long-term growth and thus maximize stockholder value. A key purpose of this proposal is to provide sufficient reserves of shares, based on our current business plans, to ensure the Company’s ability to continue to provide new hires, employees and management with an equity stake in the Company.

Description of the Amended Plan

General

The Amended Plan is intended to provide incentives:

(a)
to the officers and employees of the Company and any parent or subsidiary of the Company, by providing such officers and employees with opportunities to purchase the Company’s common stock pursuant to options granted under the Amended Plan that qualify as “Incentive Stock Options,” or “ISO” or “ISOs,” under Section 422(b) of the Internal Revenue Code of 1986, as amended, or the “Code;”

(b)
to directors, officers, employees, consultants, and advisors of the Company and any present or future parent, subsidiary or affiliate of the Company, referred to collectively hereafter as “Related Corporations,” by providing them with opportunities to purchase the Company’s common stock pursuant to options granted that do not qualify as ISOs, or “NSO” or “NSOs;”

(c)
to directors, officers, employees, consultants and advisors of the Company and Related Corporations by providing them with opportunities to receive awards of the Company’s common stock, whether such stock awards are in the form of bonus shares, deferred stock awards, or of performance share awards; and

(d)
to directors, officers, employees, consultants, and advisors of the Company and Related Corporations by providing them with opportunities to make direct purchases of restricted shares of the Company’s common stock.

Administration

The Amended Plan is administered by the Board. The Board may appoint the members of the Compensation Committee, which consists of two or more of Board members, to administer the Amended Plan and to grant stock options, bonus shares, deferred stock awards, performance share awards, and opportunities to purchase restricted stock, provided the Compensation Committee is delegated those powers in accordance with applicable state law.

Amendment

The Plan shall expire on September 30, 2015 (except as to options outstanding on that date). Options may be granted under the Amended Plan prior to the date of its approval by the Company’s stockholders. The Board may terminate or amend the Amended Plan in any respect at any time, except that: (a) the total number of shares that may be issued under the Amended Plan may not be increased without stockholder approval; (b) the provisions regarding eligibility for grants of ISOs may not be modified; (c) the provisions regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified, except for proportional adjustments in the event of a stock split or stock dividend, and for adjustments made in the event of certain acquisition, change of control, recapitalization and reorganization, events; and (d) the expiration date of the Amended Plan may not be extended without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing actions.

Stock Options

A stock option is a right to purchase stock at a price specified in the stock option for a certain period of time. A stock option gives its holder, or the “optionee,” the opportunity to participate in the increase in value of the stock to which it relates without having to make an investment to purchase the stock. (Of course, until an investment is made, an optionee is not a stockholder with respect to the option shares and therefore cannot exercise voting rights or participate in dividends.) If the stock increases in value above the exercise price specified in the stock option, the optionee will benefit, after exercise, to the extent of the difference between the current fair market value of the stock and the exercise price, multiplied by the number of shares that can be acquired under the stock option. The optionee will also obtain the voting and dividend rights of a stockholder after exercise.

ISOs and NSOs are both stock options, but they have different actual income tax consequences upon exercise and upon a subsequent disposition of the shares. In the case of an ISO, no regular income tax applies upon exercise, and appreciation of the shares in excess of the exercise price will qualify for favorable capital gains rates but only if various requirements are satisfied, including a requirement that the shares be held for at least two years after the grant of the ISO and one year after its exercise. (These requirements are sometimes referred to as the ISO holding period requirements.) Upon the exercise of an NSO, regular income tax applies, and only appreciation after exercise is eligible for capital gains rates (see the discussion below entitled “Tax Considerations” for a more detailed discussion of tax issues).

The duration of a stock option will be specified in the applicable stock option agreement, but no more than ten years from the date of grant. In addition, a termination of employment or other service relationship generally will result in an accelerated expiration date, and under certain option agreements, the stock option will expire immediately if the optionee commits an act of misconduct, as defined in the Amended Plan and/or option agreement. Stock options are not necessarily exercisable until they expire. The applicable stock option agreements generally provide that the option will become exercisable or “vested” in installments over time.

An unexpired, vested stock option may be exercised by delivering to the Company or its designee a written notice that identifies the stock option and specifies the number of shares to be acquired, accompanied by payment of the exercise price. The notice may be delivered in person, by fax, by registered mail, return receipt requested (in which case delivery will be deemed made on the date the notice is deposited in the mail) or by such other method as the Compensation Committee may from time to time specify. The exercise price must be paid in a form permitted by the Amended Plan and the applicable stock option agreement. In general, payment may be made by cash or check. We may also permit a so-called “cashless exercise.” A cashless exercise is accomplished when a creditworthy broker delivers to us an irrevocable and unconditional undertaking to deliver promptly to us sufficient funds to pay the exercise price and any required tax withholding, or the optionee delivers to us a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to us cash or a check sufficient to pay the exercise price and any required tax withholding. The optionee’s notice of exercise of a stock option pursuant to a cashless exercise procedure must include such information or undertakings by the broker as the Company shall require. It is possible, but unlikely, that the Compensation Committee will permit the exercise of options by delivery of a promissory note.

When the exercise price has been paid in full, we will, without issue or transfer tax, deliver a certificate (or credit a brokerage account) for the shares as to which the stock option is exercised. If an optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice of exercise, the stock option may be terminated with respect to those shares.

Restricted stock

Restricted stock is stock that is purchased by the recipient that is subject to a risk of forfeiture. A risk of forfeiture means that the Company has an option to repurchase unvested shares at a nominal price upon termination of the employment or service relationship. Unvested shares become vested shares upon the recipient’s tenure with the Company and other circumstances, as provided in the applicable restricted stock purchase agreement.

When optionees and holders of restricted stock can sell shares

In general, there are no restrictions on disposing of shares acquired by exercise of an option issued pursuant to the Plan. If the option was an ISO, adverse tax consequences may result if the shares are disposed of before satisfying the ISO holding period requirements. See the discussion below titled “Federal Income Tax Considerations.” Similarly, a holder of restricted stock may sell those shares that have vested without restriction but may not sell any unvested shares. If the stock sold or transferred was acquired pursuant to the exercise of an ISO and the shares are sold (or transferred) before the later of two years after the ISO was granted or one year after it was exercised, the optionee must, consistent with his or her obligations under the applicable stock option agreement, notify us of the sale.

Transferability of stock options

Options granted under the Amended Plan are generally not transferable other than by will or under the laws of descent and distribution, and during the optionee’s lifetime only the optionee may exercise them. A stock option grant and restricted stock are subject to the terms of the Amended Plan and to the provisions of the applicable stock option or restricted stock agreement.
An optionee has no rights as a stockholder with respect to any shares covered by a stock option until the date a stock certificate or other evidence of ownership for the shares is issued, and no adjustment will be made for dividends or other rights that accrue prior to issuance, except as required or permitted pursuant to a change in capital structure.
Neither the Plan nor any applicable stock option or restricted stock agreement gives an optionee the right to continue in employment with the Company or to continue to provide services for the Company or any of its Related Corporations.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences of options and restricted stock awards granted under the Amended Plan. This summary is based on present law, which is subject to change. This summary does not purport to describe the state and local or foreign tax consequences of options and restricted stock awards under the Amended Plan.

Stock Options

An optionee is not subject to tax on the grant of a stock option. Whether an optionee is subject to tax on the exercise of the stock depends on whether the stock option is an ISO or an NSO. When an NSO is exercised, the optionee recognizes compensation income equal to the difference between the fair market value of the Company’s stock at exercise and the exercise price of the NSO, and the Company is required to withhold taxes. Shares of our common stock acquired pursuant to an NSO generally have a tax basis equal to the sum of (i) the exercise price paid and (ii) the amount of compensation income realized on exercise of the option. Gain (or loss) on a subsequent sale is taxed as long-term capital gain (or loss) if the stock is held for more than one year after exercise, and as short-term capital gain (or loss) if the stock is held for a shorter period.

When an ISO is exercised, no income is recognized for regular income tax purposes until the shares are sold (although income is recognized for “alternative minimum tax” purposes), and there is no withholding. A subsequent sale results in long-term capital gain (or loss) if the ISO holding period requirements are satisfied.

If the stock is disposed of within a shorter period of time (a disqualifying disposition), the optionee is taxed as if the optionee had then received compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise (or the sale price of the shares sold in the disqualifying disposition, if less) over the exercise price. (A disqualifying disposition will occur, for example, whenever a cashless exercise procedure is used to exercise an ISO, although only with respect to the shares sold to pay the exercise price and any other shares immediately sold.) Any excess of the sale price over the fair market value of the shares on the exercise date will be taxed as long-term capital gain if the shares were held more than one year from the date of exercise, and as short-term capital gain if held for one year or less. Section 424(c) of the Internal Revenue Code defines a “disposition” of stock for this purpose as any sale, gift or transfer of legal title (except a transfer by will or inheritance) and most types of exchanges. Although the Company is not required to withhold on this amount, the optionee will owe tax on the compensation income for the year of the cashless exercise or sale. Any compensation income recognized by the optionee will be deductible by the Company.

Restricted Stock

Unless an election is made by the recipient under Section 83(b) of the Code, a participant will not recognize any compensation income upon the award of shares of restricted stock but rather at the time any restrictions lapse. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally the participant will recognize taxable ordinary income at the first time the shares become transferable or are no longer subject to a substantial risk of forfeiture in an amount equal to the fair market value of the shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s holding period will commence on the date on which the restrictions lapse.

As indicated above, a participant may elect, under Section 83(b) of the Code, to recognize ordinary compensation income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the shares of common stock subject to the award on the date of the award. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. If a participant makes a Section 83(b) election and is required to resell his common stock to us pursuant to repurchase rights that constitute a substantial risk of forfeiture, the participant will be entitled to a capital loss only to the extent the repurchase price is less than the amount (if any) paid for the stock.

Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that a participant recognizes that ordinary income.

Effects to options upon the occurrence of a major corporate transaction

Generally, if a change of control or an acquisition of the Company should occur, options would be assumed or converted into the right to receive the same consideration as the holders of the Company’s common stock. The Amended Plan permits the acceleration and termination of options. It also permits the “cash out” of vested options at the so-called “spread” between the exercise price and the value of the consideration received upon exercise, followed by termination of the option. The Company will advise optionees further in advance of these procedures, if applicable, should such a change of control or acquisition occur.

New Plan Benefits

The Company cannot determine the amounts of awards that will be granted under the Amended Plan or the benefits of any awards to the executive officers named in the Summary Compensation Table, the executive officers as a group, or employees who are not executive officers as a group. Under the terms of the Amended Plan, the number of awards to be granted is within the discretion of the Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2013, regarding common stock that may be issued under the Company’s equity compensation plans, including the Amended Plan. Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders (which date to before the Company became a reporting company under the Exchange Act).

Plan Category	No. of Securities to be issued upon exercise of outstanding options, rights and warrants	Weighted average exercise price of outstanding options, rights and warrants	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in second column
Equity Compensation plans approved by security holders	2,186,500	$1.49	305,500
Equity Compensation plans without approval by security holders	—	—	—
Total	2,186,500	$1.49	305,500

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy at the Annual Meeting is required to approve the amendment to the American DG Energy Inc. 2005 Stock Incentive Plan to increase the number of shares available under the Plan to 8,000,000 shares.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” the approval of the amendment to its 2005 Stock Incentive Plan to increase the number of shares available under the Plan from 5,000,000 shares to 8,000,000 shares.

REPORT OF AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board in its oversight of (a) the integrity of the Company’s financial statements; (b) the qualifications and independence of the Company’s independent registered public accounting firm; (c) the performance of the independent registered public accounting firm; and (d) the Company’s compliance with legal and regulatory requirements. Management has primary responsibility for the financial statements, reporting process and internal controls. The Company’s independent registered public accounting firm is responsible for auditing the financial statements in accordance with generally accepted auditing standards and issuing an opinion as to whether the Company’s financial statements are, in all material respects, presented fairly in conformity with generally accepted accounting principles. The Audit Committee operates according to a written charter that is available on the Company’s website at www.americandg.com under the “Investors, Corporate Governance” headings.

The Audit Committee’s duties and responsibilities are outlined in its charter and include, among other things, (1) the review of the Company’s financial statements and the independent audit process; (2) the review of critical accounting policies and practices used by the Company; (3) the effect of any proposed changes in accounting principles or practices upon the Company; (4) the consideration and review of the Company’s assessment of the effectiveness of its internal accounting controls; and (5) the selection, retention and termination of the Company’s independent registered public accounting firm. In addition, the committee reviews with management and the Company’s independent registered public accounting firm the financial statements to be included in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the “Management’s Discussion and Analysis” section thereof, and those matters required to be discussed by Statement of Auditing Standards (SAS) No. 61, as amended by SAS No. 90, Communication with Audit Committees, or SAS No. 61.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed management’s evaluation of the Company’s system of internal control over financial reporting. As part of this process, the Audit Committee examined management’s progress in testing and evaluating the system of internal control over financial reporting and was provided periodic updates from management on the status of such testing and evaluation. The Audit Committee reviewed and discussed with management the effectiveness of the Company’s internal control over financial reporting as well as management’s report.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm, McGladrey, and management, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2013. The Audit Committee has also discussed with the independent registered public accounting firm such matters as are required to be discussed with the Audit Committee by SAS No. 61. In addition, the committee has received written disclosures and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based upon the Audit Committee’s review and discussion of the foregoing information and in accordance with the provisions of its charter, the Audit Committee recommended to the Board that the consolidated financial statements of the Company for the fiscal year ended December 31, 2013, as audited by McGladrey, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and filed with the SEC. The Audit Committee’s recommendations were made to the Board and, after due consideration, were approved as presented.

The Audit Committee

Charles T. Maxwell
Deanna M. Petersen
Christine M. Klaskin
John Rowe

The foregoing Audit Committee Report, or the Report, shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any such document.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent Annual Meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Amended and Restated Bylaws of the Company, which may be amended from time to time. Proposals of stockholders intended to be presented at the Company's next Annual Meeting of stockholders in 2015 must be received by the Company (Attention: Corporate Secretary, at the principal offices of the Company) no later than December 30, 2014, for inclusion in the Company's Proxy Statement and form of proxy for that meeting; provided, however, if a stockholder wishes to make a nomination for election to the Board, such proposal must be received by the Company on or between February 11, 2015 and March 13, 2015 and must comply with the notice procedures set forth in the Amended and Restated Bylaws. If you intend to present a proposal at our 2015 Annual Meeting, but you do not intend to have it included in our 2015 proxy statement, you must provide written notice of the stockholder proposal to the Company (Attention: Corporate Secretary, at the principal offices of the Company) on or between February 11, 2015 and March 13, 2015.

ANNUAL REPORT

A copy of our Annual Report to stockholders for the fiscal year ended December 31, 2013, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

ANNUAL REPORT ON FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF AMERICAN DG ENERGY INC., 45 FIRST AVENUE, WALTHAM, MASSACHUSETTS 02451. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF APRIL 14, 2014, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2014 ANNUAL MEETING OF STOCKHOLDERS.

OTHER MATTERS

The Board does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Annual Meeting. Should any other matters be properly presented, the Proxy Agents will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Copies of the Company's recent reports on Form 10-K and Form 10-Q as filed with the SEC will be promptly provided to stockholders without charge upon written or oral request to John N. Hatsopoulos, Chief Executive Officer, American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451 telephone number (781) 522-6000. Copies of our Exchange Act reports are also posted on our website at www.americandg.com.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and Proxy Statements with respect to two or more security holders sharing the same address by delivering a single annual report and Proxy Statement addressed to those security holders. This process, which is commonly referred to as “householding”, potentially means extra convenience for security holders and cost savings for companies.

Brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single annual report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and Proxy Statement or, if you think that you are eligible for “householding” and would like to request a single copy of the annual report and Proxy Statement for all of the security holders sharing your same address, please notify your broker and direct your request to John N. Hatsopoulos, Chief Executive Officer, American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451 telephone number (781) 522-6000.

Exhibit A

AMERICAN DG ENERGY INC.
2005 STOCK INCENTIVE PLAN

1.    Purposes of the Plan.

This 2005 Stock Incentive Plan (the "Plan"), as amended to date, is intended to provide incentives (a) to the officers and employees of American DG Energy Inc., a Delaware corporation (the "Company"), and any parent or subsidiary of the Company, by providing such officers and employees with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees, consultants and advisors of the Company and any present or future parent, subsidiary or affiliate of the Company (hereinafter collectively “Related Corporations”) by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees, consultants and advisors of the Company and Related Corporations by providing them with opportunities to receive awards of stock in the Company whether such stock awards are in the form of bonus shares, deferred stock awards, or of performance share awards ("Awards"); and (d) to directors, officers, employees, consultants and advisors of the Company and Related Corporations by providing them with opportunities to make direct purchases of restricted stock in the Company ("Restricted Stock Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Restricted Stock Purchases are referred to hereafter individually as a “Stock Right” and collectively as "Stock Rights". As used herein, the terms “parent” and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

2.    Administration of the Plan.

(a)    Board or Committee Administration. This Plan shall be administered by the Board of Directors of the Company (the “Board”). The Board may appoint a Compensation Committee or Human Resources Committee (as the case may be, the “Committee”) of two (2) or more of its members to administer this Plan and to grant Stock Rights hereunder, provided such Committee is delegated such powers in accordance with applicable state law. (All references in this Plan to the “Committee” shall mean the Board if no such Compensation Committee or Stock Incentive Plan Committee has been so appointed). If the Company or any Related Corporation registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Plan shall be administered in accordance with the applicable rules set forth in Rule 16b-3 or any successor provisions of the Exchange Act (“Rule 16b-3”). From and after the date the Company becomes subject to Section 162(m) of the Code with respect to compensation earned under this Plan, each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(b)    Authority of Board or Committee. Subject to the terms of this Plan, the Committee shall have the authority to: (i) determine the employees of the Company and any Related Corporation (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Restricted Stock Purchases) to whom Non-Qualified Options, Awards and authorizations to make Restricted Stock Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Restricted Stock Purchases made; (iii) determine the exercise price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Restricted Stock Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 8) the time or times when or what conditions must be satisfied before each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as transfer restrictions, repurchase options and “drag along” rights and rights of first refusal are to be imposed on shares subject to Options, Awards and Restricted Stock Purchases and the nature of such restrictions, if any; (vii) impose such other terms and conditions with respect to capital stock issued pursuant to Stock Rights not inconsistent with the terms of this Plan as it deems necessary or desirable; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it.

If the Committee determines to issue a Non-Qualified Option, the Committee shall take whatever actions it deems necessary, under the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

(c)    Delegation of Authority to Grant Awards to Officer. Without limiting the foregoing, the Board, in its discretion, may also delegate to a single officer of the Company who is a member of the Board (to the extent consistent with state law) all or part of the Board’s or Committee’s authority and duties with respect to the granting of Stock Rights to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code, subject to such limitations as the Board or the Committee deems appropriate, including without limitation as to the amount of Stock Rights that may be granted during the period of delegation, and guidelines as to the determination of the exercise price of any Option, the purchase price of other Stock Rights and the setting of vesting schedules or criteria. Such officer (the “Delegated Officer”) shall act as a one member committee of the Board, and shall in any event be subject to the same limitations as are applicable to the Committee. References to the Committee in this Plan shall also include the Delegated Officer, but only to the extent consistent with the authorities and duties delegated to the Delegated Officer by the Board. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Delegated Officer that were consistent with the terms of this Plan.

(d)    Committee Actions. The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, acting at a meeting (whether held in person or by teleconference), or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer this Plan, subject to compliance with paragraph 2(a).

(e)    Grant of Stock Rights to Board Members. Stock Rights may be granted to members of the Board, subject to compliance with Rule 16b-3 when required by paragraph 2(a). All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons.

3.    Eligible Employees and Others.

ISOs may be granted to any employee of the Company or any parent or subsidiary of the Company. Those officers and directors of the Company who are not employees of the Company or any parent or subsidiary of the Company may not be granted ISOs under this Plan. Non-Qualified Options, Awards and authorizations to make Restricted Stock Purchases may be granted to any employee, officer or director (whether or not also an employee) of or consultant or advisor to the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. Granting a Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or her from, participation in any other grant of Stock Rights.

4.    Stock.

The stock subject to Stock Rights shall be the authorized but unissued shares of Common Stock of the Company (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan is 8,000,000, subject to adjustment as provided in paragraph 13 or amendment as provided in Section 15. Any such shares may be issued pursuant to the exercise of Stock Rights, so long as the aggregate number of shares so issued does not exceed the number of such shares authorized under this paragraph 4.

5.    Granting of Stock Rights.

Stock Rights may be granted under this Plan at any time on or after October 1, 2005 and prior to October 1, 2015. The date of grant of a Stock Right under this Plan will be the date specified by the Committee at the time it grants the Stock Right or such date that is specified in the instrument or agreement evidencing such Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant and that with respect to an ISO grant such date shall not be earlier than the date of commencement of employment of the employee granted the ISO. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under this Plan to a Non-Qualified Option pursuant to paragraph 17.

6.    Minimum Option Price; ISO Limitations.

(a)    Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under this Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

(b)    $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all other incentive stock option plans of the Company and any parent or subsidiary of the Company, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any Options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

(c)    Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange and is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors in good faith it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length, if any.

7.    Option Duration.

Subject to earlier termination as provided in paragraphs 9, 10, and 13(b), each Option shall expire on the date specified by, or shall have such duration as may be specified by, the Committee and set forth in the original stock option agreement granting such Option, but not more than ten years from the date of grant. Notwithstanding the foregoing, in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, such ISOs shall expire not more than five years from the date of grant. Non-Qualified Options shall expire on the date specified in the agreement granting such Non-Qualified Options, subject to extension as determined by the Committee. ISOs, or any part thereof, that have been converted into Non-Qualified Options may be extended as provided in paragraph 17.

8.    Exercise of Options.

Subject to the provisions of paragraphs 9 through 13, each Option granted under the Plan shall be exercisable as follows:

(a)    Vesting. As set forth in paragraph 2(b), and subject to paragraphs 9 and 10 with respect to ISOs, the Committee shall determine the time or times when or what conditions must be satisfied before each Option shall become exercisable and the duration of the exercise period. The Committee may also specify such other conditions precedent as it deems appropriate to the exercise of an Option.

(b)    Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

(c)    Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, provided that the Committee may specify a certain minimum number or percentage of the shares issuable upon exercise of any Option that must be purchased upon any exercise.

(d)    Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any Option, despite the fact that such acceleration may (i) cause the application of Sections 280G and 4999 of the Code if a Change in Control Event, as defined below in paragraph 13(b), occurs, or (ii) disqualify all or part of the Option as an ISO.

9.    Termination of Employment.

Subject to the provisions of paragraph 13(b), if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable following the date of such cessation of employment, and his or her ISOs shall terminate after the passage of ninety (90) days from the date of termination of his or her employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 17. Nothing in this Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

Notwithstanding anything contained in this paragraph 9 to the contrary, the Board or Committee may establish rules in particular stock option agreements with respect to Misconduct, as defined below, committed by a grantee of a Stock Right.

10.    Death; Disability.

(a)    Death. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and all Related Corporations, any ISO of his or hers may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one (1) year from the date of such optionee's death.

(b)    Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, he or she shall have the right to exercise any ISO held by the optionee on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or one (1) year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

11.    Assignability.

Except for Non-Qualified Options which may be transferred for estate planning purposes to the extent provided in the instrument or agreement granting such Non-Qualified Options, no Stock Right shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by the optionee. No Stock Right, and no right to exercise any portion thereof, shall be subject to execution, attachment, or similar process, assignment, or any other alienation or hypothecation. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of any Stock Right, or of any right or privilege conferred thereby, contrary to the provisions thereof or hereof or upon the levy of any attachment or similar process upon any Stock Right, right or privilege, such Stock Right and such rights and privileges shall immediately become null and void. The foregoing shall not be construed to restrict the ability to assign or transfer shares of Common Stock issued upon the exercise or award of a Stock Right to the extent that the instrument or agreement granting such Stock Right permits such assignment or transfer.

12.    Terms and Conditions of Stock Rights.

Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof to the extent applicable and may contain such other provisions as the Committee deems advisable which are not inconsistent with this Plan. Without limiting the foregoing, such provisions may include transfer restrictions, rights of refusal, vesting provisions, repurchase rights, lock-up provisions and drag-along rights with respect to shares of Common Stock issuable upon exercise of Stock Rights, and such other restrictions applicable to shares of Common Stock as the Committee may deem appropriate. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination, cancellation or other provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13.    Adjustments.

Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to the optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

(a)    Stock Dividends and Stock Splits. If the shares of Common Stock subject to Options granted under this Plan shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

(b)    Acquisitions and Change in Control Events. If the Company is to be subject to or engage in (x) a merger (or reverse merger), consolidation, or other similar event affecting the Company in which outstanding shares of Common Stock are exchanged for cash, securities, and/or other property of another entity, or (y) the sale or lease of all or substantially all of the Company’s assets to another person or entity (any such event in such clauses (x) and (y) an “Acquisition”), the Committee or the Board shall (i) provide that the entity that survives the Acquisition or purchases or leases the Company’s assets in the Acquisition or any affiliate of such entity (the “Surviving Entity”) shall assume the Options granted pursuant to this Plan or substitute options to purchase securities of the Surviving Entity (or an affiliate thereof) on an equitable basis, (ii) upon written notice to the optionees, provide that all Options will become exercisable in full subject to the consummation of the Acquisition as of a specified time prior to the Acquisition and will terminate immediately prior to the consummation of such Acquisition or within a specified period of time after the Acquisition, and will not be exercisable after such termination, or (iii) in the event of an Acquisition under the terms of which holders of Common Stock will receive upon consummation thereof an amount of cash, securities and/or other property for each share of Common Stock surrendered pursuant to such Acquisition (the amount of cash plus the fair market value reasonably determined by the Committee of any securities and/or other property received by holders of Common Stock in exchange for each share of Common Stock shall be the “Acquisition Price”), provide that all outstanding Options shall terminate upon consummation of such Acquisition and that each optionee shall receive, in exchange for all vested shares of Common Stock under such Option on the date of the Acquisition, a payment in cash or in kind having a fair market value reasonably determined by the Committee or the board of directors of the Surviving Entity equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of such vested shares of Common Stock exceeds (B) the aggregate exercise price of such shares. If the Committee chooses under clause (iii) in the preceding sentence that all outstanding Options shall terminate upon consummation of an Acquisition and that each optionee shall receive a payment for the optionee’s vested shares, with respect to any optionee whose stock option agreement specifies that no shares are vested until the first anniversary of the commencement of the optionee’s employment, if the consummation of the Acquisition occurs prior to such first anniversary, then the number of vested shares under such Option shall be deemed to be equal to the product of (x) the number of shares of stock subject to the Option that otherwise would vest on the first anniversary and (y) the quotient obtained by dividing the number of days the optionee was employed by the Company, by 365. For purposes hereof, an Option shall be considered to be assumed or substituted “on an equitable basis” (without limiting other ways in which an Option may be assumed or substituted on an equitable basis hereunder) if, following consummation of the Acquisition, the assumed or substituted option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition, the consideration received as a result of the Acquisition by the holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition (and if holders of Common Stock were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the Surviving Entity (or an affiliate thereof), the Company may, with the consent of the Surviving Entity, provide for the consideration to be received upon the exercise of each share of Common Stock subject to the Option to consist solely of common stock of the Surviving Entity (or an affiliate thereof) having a fair market value as reasonably determined by the Committee or the board of directors of the Surviving Entity equal to the Acquisition Price.

If a Change in Control Event, as defined below, occurs that either (a) does not also constitute an Acquisition or (b) does constitute an Acquisition and clause (i) of the preceding paragraph is elected, and the optionee’s employment with the Company, the Related Corporation or the Surviving Entity is terminated on or prior to the six month anniversary of the date of the consummation of such Change in Control Event either by the optionee for Good Reason, as defined below, or by the Company, the Related Corporation or the Surviving Entity for reason(s) other than Misconduct, as defined below, then all of the Options, or the equivalent to such Options in the form of assumed or substituted options granted in the Surviving Entity, that but for such termination and such Change in Control Event would vest on or prior to the next following annual anniversary of the Grant Date thereafter shall become immediately exercisable in full and any repurchase provisions applicable to Common Stock issued upon exercise thereof shall lapse, provided, however, that in particular stock option agreements issued pursuant to this Plan, the Board may provide that the Options or assumed or substituted options covered by such agreement shall become immediately exercisable upon the consummation of such Change in Control Event without regard to termination of employment, and that any repurchase provisions applicable to Common Stock issued upon exercise thereof shall lapse.

A “Change in Control Event” shall occur upon the occurrence of (i) an Acquisition after which holders of the Common Stock before the Acquisition do not beneficially own, directly or indirectly, at least 50% of the combined voting power of the then-outstanding securities of the Surviving Entity entitled to vote generally in the election of directors immediately after the consummation of the Acquisition, (ii) a single transaction or a series of transactions pursuant to which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Securities Exchange Act of 1934), excluding any employee benefit plan sponsored by the Company and any affiliates of the Company prior to such transaction or transactions, acquires the beneficial ownership, directly or indirectly, of at least 50% of the combined voting power of the then-outstanding securities of the Company or the Surviving Entity, as the case may be, entitled to vote generally in the election of directors immediately after the consummation of the transaction or transactions, except that any acquisitions of securities directly from the Company shall be disregarded for purposes of this clause (ii), or (iii) the liquidation or dissolution of the Company.

If, in connection with a Change in Control Event, a tax under Section 4999 of the Code would be imposed on the grantee of any Stock Right (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), and the grantee, on an after-tax basis (taking into account such tax) would receive greater net compensation by not having any or all of such Stock Rights accelerate, then at the discretion of the Committee, the number of Stock Rights of any such grantee which shall become immediately exercisable, realizable or vested as provided in this Section 13 (or such provision of any other agreement or instrument governing such Stock Right that provides for such an acceleration in connection with a Change in Control Event) may be reduced (or delayed), to the extent necessary to maximize such net compensation. For purposes of determining “net compensation” under this paragraph, the amount of compensation considered to be realized by the grantee of any Stock Right as a result of the acceleration of the vesting of such Stock Right shall be determined in accordance with the principles set forth in the proposed Treasury Regulations under Section 280G of the Code (or any final or temporary Treasury Regulations replacing such proposed Treasury Regulations) for determining the amount of any “parachute payment” resulting from the acceleration of vesting of restricted stock, a stock option or any other unvested stock right.

“Misconduct” shall mean any one or more of the following: (a) the commission of an act of embezzlement, fraud, dishonesty or deliberate disregard of the rules or policies of the Company or any Related Corporation which results in material loss, damage or injury to the Company or any Related Corporation, whether directly or indirectly; (b) the unauthorized disclosure of any trade secret or confidential information of the Company or any Related Corporation; (c) the breach by the optionee of any agreement with the Company or any Related Corporation, including without limitation any noncompetition agreement between the optionee and the Company or any Related Corporation; or (d) the willful failure by the optionee to perform his or her material responsibilities to the Company or any Related Corporation.

“Good Reason” shall mean (i) any material diminution in the optionee’s title, authority, or responsibilities from and after such Acquisition or Change in Control Event, as the case may be, (ii) any reduction in the annual cash compensation payable to the optionee from and after such Acquisition or Change in Control Event, as the case may be or (iii) a change of more than 100 miles in the optionee’s permanent workplace without the optionee’s consent.

(c)    Recapitalization or Reorganization. If a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) occurs, pursuant to which securities of the Company or another entity are issued with respect to the outstanding shares of Common Stock, an optionee, upon exercising an Option, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised his or her Option prior to such recapitalization or reorganization and had been the owner of the Common Stock receivable upon such exercise at such time.

(d)    Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to the foregoing subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code or any successor thereto) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

(e)    Issuances of Securities and Non-Stock Dividends. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, of the Company shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company (and, in the case of securities of the Company, such adjustments shall be made pursuant to the foregoing subparagraph (a)).

(f)    Fractional Shares. No fractional shares shall be issued under this Plan, and the optionee shall receive from the Company cash in lieu of such fractional shares.

(g)    Adjustments. Upon the happening of any of the foregoing events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the board of directors of the Surviving Entity (the “ Successor Board”), as applicable, shall determine the specific adjustments to be made under this paragraph 13 and its determination shall be conclusive.

If any person or entity owning Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (a), (b) or (c) above as a result of owning such Common Stock, except as otherwise provided in subparagraph (b), such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

14.    Means of Exercising Options.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, by delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his or her Option until the date of issuance of a stock certificate to the optionee for the shares subject to the Option. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

15.     Term and Amendment of Plan.

This Plan shall expire on September 30, 2015 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under this Plan prior to the date of stockholder approval of this Plan. The Board may terminate or amend this Plan in any respect at any time, except that (a) the total number of shares that may be issued under this Plan may not be increased without stockholder approval (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of this Plan may not be extended without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing actions.

16.    Section 162(m).

Notwithstanding anything in this Plan to the contrary, no Stock Right shall become exercisable, vested or realizable if such Stock Right is granted to an employee that is a “covered employee” as defined in Section 162(m) of the Code and the Committee has determined that such Stock Right should be structured so that it is not “applicable employee remuneration” under such Section 162(m) unless and until the terms of this Plan, including any amendment hereto, have been approved by the Company’s stockholders in the manner and to the extent required under such Section 162(m).

17.    Amendment of Stock Rights.

The Board or Committee may amend, modify or terminate any outstanding Stock Rights including, but not limited to, substituting therefor another Stock Right of the same or a different type, changing the date of exercise or realization, and converting an ISO to a Non-Qualified Option, provided, that, except as otherwise provided in paragraphs 9 or 10, the grantee's consent to such action shall be required unless the Board or Committee determines that the action, taking into account any related action, would not materially and adversely affect the grantee.

18.    Application of Funds.

The proceeds received by the Company from the sale of shares pursuant to Stock Rights issued or granted under this Plan shall be used for general corporate purposes.

19.     Governmental Regulation.

The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

20.    Withholding of Additional Income Taxes.

Upon the exercise of a Non-Qualified Option, the making of a Restricted Purchase of Common Stock for less than its fair market value, the granting of an Award, the making of a Disqualifying Disposition (as defined in paragraph 21) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the making of a Restricted Stock Purchase of Common Stock for less than its fair market value, or (iii) the granting of an award, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes.

21.    Notice to Company of Disqualifying Disposition.

Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before the later of

(a)    two years after the date the employee was granted the ISO, or

(b)    one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.     Governing Law; Construction.

The validity and construction of this Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware.

AMERICAN DG ENERGY INC.
Annual Meeting of Stockholders
June 11, 2014 at 1:00 PM

This proxy card is valid only when signed and dated

The Board of Directors recommends a vote FOR ALL NOMINEES on Proposal 1, and FOR Proposals 2 and 3. To vote in accordance with the Board of Directors recommendations, just sign below no boxes need to be checked.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

1.	To elect seven (7) directors of the Company to serve a term of one (1) year or until their successors are duly elected and qualified:

Nominees:
Charles T. Maxwell                    ☐
John N. Hatsopoulos                    ☐
Francis A. Mlynarczyk, Jr.                    ☐
Deanna M. Petersen                    ☐
Christine M. Klaskin                    ☐
John Rowe                        ☐
Joan Giacinti                        ☐

Nominees:

FOR ALL NOMINEES                    ☐
WITHHOLD AUTHORITY FOR ALL NOMINEES    ☐
FOR ALL EXCEPT (see instructions below)        ☐

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and     mark the box next to each nominee you wish to withhold.

2.
To ratify the selection by the Audit Committee of our Board of Directors of the firm of McGladrey LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

    FOR                            ☐
AGAINST                         ☐
ABSTAIN                         ☐

3.    To approve the amendment to the Company's 2005 Stock Option Plan.

FOR                            ☐
AGAINST                         ☐
ABSTAIN                         ☐

Please indicate if you plan to attend this meeting      YES ☐ NO ☐

Signature __________________ Signature __________________Date: ___________________, 2014
Please sign exactly as your name (s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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AMERICAN DG ENERGY INC.
Annual Meeting of Stockholders
June 11, 2014 at 1:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints John N. Hatsopoulos, and Barry J. Sanders, or any one of them (with full power to act alone), as Proxies of the undersigned, with full power of substitution, to vote all of the common stock of American DG Energy Inc. which the undersigned has the full power to vote at the Annual Meeting of stockholders of American DG Energy Inc. to be held at the corporate headquarters of American DG Energy Inc. at 45 First Avenue, Waltham, Massachusetts 02451, on Wednesday, June 11, 2014 at 1:00 p.m., and at any adjournments thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter set forth on the reverse side, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this Proxy.

Unless otherwise specified by the undersigned, this proxy will be voted FOR ALL NOMINEES on Proposal 1, FOR Proposals 2 and 3, and also will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Annual Meeting or any postponement or adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

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